UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material pursuant to §240.14a-12

COLUMBIA FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

19-01 Route 208 North
Fair Lawn, New Jersey 07410
May 12, 2022
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Columbia Financial, Inc. (the “Company”). This year’s Annual Meeting will be a virtual only meeting of shareholders, via the Internet, which will be held on Wednesday, June 22, 2022 at 10:00 a.m., local time.
The notice of Annual Meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the virtual meeting to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the virtual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or by telephone, or to complete and mail the proxy card sent to you. If you attend the virtual meeting, you may vote online at the virtual meeting even if you have previously voted online or by telephone or if you have mailed a proxy card.
We look forward to seeing you at the meeting.
Sincerely,
Thomas J. Kemly
President and Chief Executive Officer

19-01 Route 208 North
Fair Lawn, New Jersey 07410

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 22, 2022
10:00 a.m., Eastern Time

Virtual Meeting Access:
The 2022 Annual Meeting of Shareholders of Columbia Financial, Inc. (the “Annual Meeting”) will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically by entering the control number on your proxy card, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/CLBK2022 at the date and time described in the accompanying proxy statement. There is no physical location for this Annual Meeting.
Items of Business:
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Election of Directors. To elect three directors to serve for a term of three years.

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Ratification of the Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

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Advisory Vote on Executive Compensation. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

Other Business:
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Other Business. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this notice, the Board of Directors knows of no other matters that may be brought before shareholders at the Annual Meeting.
Who May Vote:
You may vote if you were a shareholder of record as of the close of business on May 6, 2022.
YOUR VOTE IS IMPORTANT.
It is important that your shares be represented and voted at the virtual meeting. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Whether or not you plan to attend the virtual Annual Meeting, please vote online or by telephone, or by marking, signing, dating, and promptly returning the enclosed proxy card or voting instruction card.
Thank you in advance for your cooperation.
By Order of the Board of Directors,
Mayra L. Rinaldi
Corporate Secretary
Fair Lawn, New Jersey
May 12, 2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 22, 2022
This proxy statement and the Company’s Annual Report on Form 10-K for the year ended
December 31, 2021 are available online at http://ir.columbiabankonline.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. The Board of Directors of Columbia Financial, Inc. is referred to in this Proxy Statement as the “Board of Directors.” Columbia Financial, Inc. is referred to in this Proxy Statement as “Columbia Financial,” the “Company,” “we” or “our.” Columbia Bank is sometimes referred to in this Proxy Statement as the “Bank.”
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2021 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”).
VOTING AND MEETING INFORMATION

Please carefully review the proxy materials for the 2022 Annual Meeting of Shareholders (the “Annual Meeting”), which will be a “virtual meeting” to be held on June 22, 2022 at 10:00 a.m. Eastern time, and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on May 6, 2022 (the “Record Date”). On the Record Date, there were 112,152,249 shares of common stock outstanding and entitled to vote at the Annual Meeting, including 76,016,524 shares held by Columbia Bank MHC, the Company’s parent mutual holding company.
Advance Voting Methods
Even if you plan to attend the virtual Annual Meeting, please vote right away using one of the following advance voting methods (see page 4 for additional details).
You can vote in advance in one of three ways:
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Visit the website listed on your proxy card or notice of internet availability of proxy materials to vote VIA THE INTERNET;

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Call the telephone number on your proxy card or notice of internet availability of proxy materials to vote BY TELEPHONE; or

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If you received a paper proxy card, complete, sign, date and return the proxy card in the enclosed envelope BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Unless you previously elected to receive paper copies of our proxy materials, we are sending our shareholders a Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the “Notice”) that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.
It is anticipated that the Notice will be mailed to shareholders on or before May 12, 2022.
This Proxy Statement and our Annual Report are available to shareholders online at http:// ir.columbiabankonline.com.

Ballot Items
Shareholders are being asked to vote on the following proposals at the Annual Meeting:
Board Recommendation
PROPOSAL 1 — Election of Directors (page 21) To elect three directors to serve for a term of three years	FOR

PROPOSAL 2 — Ratification of the Appointment of Independent Auditors (page 54)
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022
FOR

PROPOSAL 3 — Advisory Vote on Executive Compensation (page 56) To approve, on an advisory basis (non-binding), the compensation of the Company’s named executive officers	FOR
Director Nominees (page 22)
The following table provides summary information about each director nominee:
Name	Age(1)	Independent	Director Since	Committee Memberships(2)
Thomas J. Kemly	64	No	2006	R
James M. Kuiken	51	Yes	2020	A, R
Paul Van Ostenbridge	69	Yes	2019	A, NOM, R

(1)
As of May 6, 2022.

(2)
A = Audit Committee; COM = Compensation Committee; NOM = Nominating/Corporate Governance Committee; R = Risk Committee

Compensation Matters — Executive Summary (page 26)
The Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation philosophy and objectives and the process governing our named executive officers’ 2021 total compensation. The Company’s compensation disclosures in this Proxy Statement include the following named executive officers: the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the four highest paid other executive officers.
We assess executive officer performance by analyzing specific, achieved Company financial goals and individual performance metrics and goals. The Company’s executive compensation program balances short and long-term Company performance with shareholder value creation. In addition, the compensation program provides incentives needed to attract, reward, motivate and retain key executives who are critical to executing the Company’s strategy for long-term success.
We align executive compensation to the success of the Company and the interests of our shareholders through short term and long-term incentive plans, where payments under such plans are tied to performance metrics as detailed in our CD&A. In 2019, the Company adopted a shareholder approved equity incentive plan. The Company did not make any new cash or equity awards in 2021 to our named executive officers under our long-term incentive plans, except for a one-time award to the Company’s new Executive Vice President, Head of Commercial Banking.
Details of our executive compensation philosophy, objectives, process, and decisions can be found under the CD&A section of this Proxy Statement.

Corporate Governance (page 7)
The Company is committed to maintaining strong governance practices, and the Board regularly reviews its governance procedures to ensure compliance with laws, rules and regulations. Our website at http://ir.columbiabankonline.com includes important information about our policies and Board committee charters, including the Company’s Code of Ethics and Business Conduct and certain Company U.S. Securities and Exchange Commission (“SEC”) filings and press releases. Examples of our corporate governance practices are set forth in the “Corporate Governance” section of this Proxy Statement.
Board Composition (page 13)
The composition and diversity of our Board of Directors is a key focus of the Company. As of the date of this proxy statement, our board characteristics are as follows(1):

(1)
As of May 6, 2022. Frank Czerwinski, who is 76 years old and who has served as a Board member of Columbia for more than 25 years, is retiring from the Board effective on the date of the Annual Meeting as a result of the Company’s mandatory retirement age. He is included in the charts above. The size of the Board of Directors of the Company decreases to 9 members effective on the date of Mr. Czerwinski’s retirement.

Environmental, Social and Governance (page 14)
Community involvement, commitment to our employees and corporate responsibility are key aspects of our operations. Our Board of Directors recognizes the importance of environmental, social and governance matters to the Company’s stakeholders, including its shareholders, customers, communities, and employees and, consistent with the Company’s values, has taken various actions in the past few years to ensure we are continuing to serve our stakeholders and communicate to all our values, as is described further in this Proxy Statement.
Information About the Annual Meeting and Voting (page 4)
Please see the “Information About the Meeting” section of the Proxy Statement for important information about the Annual Meeting. The deadlines to submit shareholder proposals for the 2022 Annual Meeting of Shareholders can be found in the “Other Information” section of the Proxy Statement.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting and at any postponements or adjustments thereof.
INFORMATION ABOUT THE MEETING

Time and Location
The Annual Meeting will be a “virtual meeting” which will be held on Wednesday, June 22, 2022 at 10:00 a.m., local time. A notice of internet availability of proxy materials regarding this proxy statement is being first mailed to shareholders on or about May 12, 2022.
Who Can Vote at the Annual Meeting
You are entitled to vote your shares of Columbia Financial common stock at the Annual Meeting if the records of the Company show that you held your shares as of the close of business on May 6, 2022 (the “Record Date”). If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
On the Record Date, there were 112,152,249 shares of common stock outstanding and entitled to vote at the Annual Meeting, including 76,016,524 shares held by Columbia Bank MHC, the Company’s parent mutual holding company. Each share of common stock has one vote.
The Company’s certificate of incorporation provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. This provision does not apply to shares held by Columbia Bank MHC, which owned 76,016,524 shares, or 67.8%, of the Company’s outstanding common stock as of May 6, 2022.
Advance Voting Methods
Even if you plan to attend the virtual Annual Meeting, please vote in advance of the meeting using any one of the following advance voting methods.
You can vote in advance in one of three ways:
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Visit the website listed on your proxy card or notice of internet availability of proxy materials to vote VIA THE INTERNET;

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Call the telephone number on your proxy card or notice of internet availability of proxy materials to vote BY TELEPHONE; or

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If you received a paper proxy card, complete, sign, date and return the proxy card in the enclosed envelope BY MAIL.

Attending the Annual Meeting
As permitted by Delaware law, our Annual Meeting will be held solely as a virtual meeting live via the internet, and not at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company’s virtual meeting website at http://www.virtualshareholdermeeting.com/CLBK2022 on Wednesday, June 22, 2022, at 10:00 a.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a shareholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.
Vote Required
The Annual Meeting will be held only if there is a quorum. A majority of the outstanding shares of Columbia Financial common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting via live webcast, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.
Our management anticipates that Columbia Bank MHC, our majority shareholder, will vote all of its shares in accordance with our Board’s recommendation with respect to all nominees and proposals to be presented at the Annual Meeting. In addition, the Columbia Bank Foundation, in accordance with its governing documents, must vote all the shares of Columbia Financial in the same proportion as shares are voted by all other shareholders.
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Proposal 1 — In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the Annual Meeting. The maximum number of directors to be elected at the Annual Meeting is three.

•
Proposal 2 — In voting on the approval to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast, online during the virtual meeting or by proxy, at the Annual Meeting.

•
Proposal 3 — In voting on the advisory vote on executive compensation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast, online during the virtual meeting or by proxy, at the Annual Meeting.

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any proposals voted on at the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.
Effect of Not Casting Your Vote
If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) or with respect to the one advisory proposal regarding executive compensation (Proposal 3). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).
Voting by Proxy
This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of the Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors recommends that you vote:
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FOR each of the nominees for election as a director;

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FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and

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FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your shares of Columbia Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.
You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your Company common stock has been voted at the Annual Meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares online. In addition, if you voted by telephone or via the Internet, you may revoke your vote by following the instructions provided for each. Attendance at the virtual Annual Meeting will not in itself constitute revocation of your proxy.
If your Columbia Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Unless you previously elected to receive paper copies of our proxy materials, we are sending our shareholders a Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the “Notice”) that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.
It is anticipated that the Notice will be mailed to shareholders on or before May 12, 2022.
This Proxy Statement and our Annual Report are available to shareholders online at http:// ir.columbiabankonline.com.
Participants in the Bank’s ESOP and 401(k) Plan
If you participate in the Columbia Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares of Company common stock through the Columbia Bank Savings and Investment Plan (the “401(k) Plan”), you will receive a proxy card that reflects all shares you may vote under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which it does not receive timely voting instructions in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant may direct the 401(k) Plan trustee how to vote the shares of Columbia Financial common stock credited to his or her account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions in the same proportion as shares for which it has received timely instructions. The deadline for returning your voting instructions to each plan’s trustee is June 17, 2022.
CORPORATE GOVERNANCE

General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Columbia Financial, Inc., 19-01 Route 208 North, Fair Lawn, New Jersey 07410 and on the Company’s website at http://ir.columbiabankonline.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.
Director Independence
Nasdaq Listing Rules require that a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee be independent. A director may be determined to be independent only if the Board has determined that he or she has no relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Nominating/Corporate Governance Committee advises and makes recommendations to the full Board regarding director independence. After considering the committee’s recommendations, the Board affirmatively determined that all current members of the Board, other than Mr. Kemly, are independent directors and independent for purposes of the committees on which they serve in accordance with applicable Nasdaq and Securities and Exchange Commission (“SEC”) independence rules and requirements. The Board determined that Mr. Kemly is not independent because he is the President and Chief Executive Officer of the Company.
To determine the independence of the directors, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and the Company, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have deposit or credit relationships with Columbia Bank in the ordinary course of business. The Board determined that these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, and did not otherwise impair any director’s independence.
Board Leadership Structure
Our Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running Columbia Financial and Columbia Bank and expanding and strengthening our franchise while enabling the Chairman of the Board to lead the

Board of Directors in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Noel R. Holland, who is independent under the listing requirements of the Nasdaq Stock Market, Inc., serves as Chairman of the Board and Thomas J. Kemly serves as President and Chief Executive Officer.
Board Oversight of Risk
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks the Company faces. The Risk Committee, which is comprised of the entire Board of Directors, oversees the identification and management of the various risks we face including, among other things, financial, credit, collateral, consumer compliance, operational, Bank Secrecy Act, fraud, cyber-security, vendor, and insurable risks.
The Audit Committee of the Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure. In particular, our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Compensation Committee is also responsible for oversight of our policies and strategies relating to human capital management. The Nominating/Corporate Governance Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest and also is responsible for review and oversight of our environmental, social and governance policies and activities.
Our senior management is responsible for implementing our risk management processes by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic, and effective approach for identifying, managing and mitigating risks throughout our operations.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees. The Company’s Board of Directors held eight regular meetings and nine special meetings during the fiscal year ended December 31, 2021. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and committees on which such director served.
The Board of Directors of the Company maintains an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee, and a Risk Committee. The Board of Directors has adopted a written charter for each committee, other than the Risk Committee, that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available in the Investor Relations section of the Company’s website at http://ir.columbiabankonline.com.

The following table identifies our standing committees and their members as of the Record Date. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc., except for Thomas J. Kemly.
Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Risk Committee
Noel R. Holland	✓	✓	✓	✓*
Frank Czerwinski		✓	✓	✓
Thomas J. Kemly				✓
James M. Kuiken	✓			✓
Michael Massood, Jr.	✓*			✓
Elizabeth E. Randall		✓*	✓	✓
Lucy Sorrentini		✓	✓	✓
Daria S. Torres	✓			✓
Robert Van Dyk		✓	✓*	✓
Paul Van Ostenbridge	✓		✓	✓
* Denotes Chairperson.
The following is a description of each of the Company’s Board committees:
Audit Committee	Meetings During 2021: 8
Michael Massood, Jr. (Chair) Noel R. Holland James M. Kuiken Paul Van Ostenbridge Daria S. Torres
The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits.
Among other things, the responsibilities of the Audit Committee include: (i) being responsible for the appointment, compensation, retention and oversight of the independent auditors; (ii) reviewing the Company’s annual and quarterly consolidated financial statements with management and the independent auditors; (iii) overseeing internal audit activities; (iv) pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditors; (v) authorizing, reviewing, and approving the Audit Committee Report to be included in the Company’s annual proxy statement; (vi) reviewing and approving any third party transactions; (vii) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and (viii) reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.
The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditors, any independent counsel or other advisors engaged by the Audit Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Audit Committee (cont’d)

The Board of Directors has designated Michael Massood, Jr. as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Massood is independent under the listing requirements of the Nasdaq Stock Market, Inc. applicable to audit committee members.
The report of the Audit Committee appears in this proxy statement under the heading “Proposal 2 — Ratification of Independent Registered Public Accounting Firm — Audit Committee Report.”

Compensation Committee	Meetings During 2021: 6
Elizabeth E. Randall (Chair) Frank Czerwinski Noel R. Holland Lucy Sorrentini Robert Van Dyk
The Compensation Committee establishes, administers, and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors.
The functions and responsibilities of the Compensation Committee include: (i) overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; (ii) reviewing and approving annually the corporate goals and objectives applicable to the compensation of the President and Chief Executive Officer, evaluating annually the President and Chief Executive Officer’s performance in light of these goals and objectives, and recommending the President and Chief Executive Officer’s compensation level based on this evaluation; (iii) in collaboration with the President and Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits; (iv) reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans; (v) reviewing and making recommendations to the Board of Directors regarding employment or severance arrangements or plans; (vi) reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; (vii) retaining such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties, with direct responsibility for the appointment, compensation and oversight of work of such consultants, counsels and advisors; (viii) preparing a report on executive compensation for inclusion in the Company’s annual proxy statement; (ix) reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors; (x) developing a succession plan for our executive officer positions, reviewing it periodically and developing and evaluating potential candidates for succession; (xi) oversight of our policies and strategies relating to human capital management; and (xii) reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.

Compensation Committee (cont’d)
The report of the Compensation Committee appears in this proxy statement under the heading “Compensation Committee Report.”
Nominating/Corporate Governance Committee	Meetings During 2021: 5
Robert Van Dyk (Chair) Frank Czerwinski Paul Van Ostenbridge Elizabeth E. Randall Lucy Sorrentini Noel R. Holland
The Nominating/Corporate Governance Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate governance and nominating functions.
Among other things, the functions and responsibilities of the Nominating/Corporate Governance Committee include: (i) developing policies on the size and composition of the Company’s Board of Directors; (ii) developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director; (iii) reviewing possible candidates for election to the Board of Directors; (iv) recommending to the Board of Directors candidates for election or re-election to the Board of Directors; (v) recommending committee structure, composition and assignments; (vi) conducting an annual performance evaluation of the Board of Directors and its committees; (vii) reviewing the Company’s strategies and polices regarding environmental, social and governance matters; and (viii) reviewing the Nominating/Corporate Governance Committee’s performance and the adequacy of its charter on an annual basis.

Risk Committee	Meetings During 2021: 4
Noel R. Holland (Chair) Frank Czerwinski Thomas J. Kemly James Kuiken Michael Massood, Jr. Elizabeth E. Randall Lucy Sorrentini Robert Van Dyk Daria S. Torres Paul Van Ostenbridge
The Risk Committee oversees the identification and management of the various risks we face including, among other things, financial, credit, collateral, consumer compliance, operational, Bank Secrecy Act, fraud, cyber-security, vendor and insurable risks.

Nominating/Corporate Governance Committee Procedures for Shareholder Director Nominations
The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.
Minimum Qualifications.   First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees:   contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the shareholders of the Company and the best interests of the Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating/Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.
In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Director Nomination Process.   The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:
For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Consideration of Recommendation by Shareholders.   To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
1.
The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.
The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.
A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s Annual Meeting of shareholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
Board Self-Assessment
The Board has established an annual self-assessment process that evaluates a different aspect of the Board’s effectiveness each year. The self-assessment process, which is managed by the Nominating/Corporate Governance Committee, involves completion of annual surveys, review, and discussion of the results of the surveys by both the committee and the full Board and communication of feedback to management to improve policies, processes and procedures to support Board and committee effectiveness. In 2021, the Board completed an evaluation of the Board and the Board committees.
Board Education
The Company believes that continuing director education is essential to the ability of directors to fulfill their roles. We provide both internal and external educational opportunities and association memberships for our directors. We encourage directors to participate in external continuing director education programs, and we reimburse directors for their expenses associated with such activities. Continuing director education also is provided during Board meetings and as stand-alone information sessions outside of meetings. Management, as well as subject matter experts on corporate governance and other matters relevant to Board service, including matters related to the financial services industry, update our Board members on a regular basis.
Attendance at the Annual Meeting
The Board of Directors encourages directors to attend the annual meeting of shareholders. All of the Company’s directors attended the Company’s 2021 annual meeting of shareholders.
Diversity and Inclusion Policy
The Company’s Board of Directors has adopted a Diversity and Inclusion Policy Statement as a reflection of the Company’s belief that diversity and inclusion are both a competitive advantage and a core tenet of the future success of the Company and its affiliates. The Company believes that a diverse Board of Directors and workforce increases its creativity and innovation, promotes higher quality decisions, enhances economic growth, and represents the shareholders and customers it serves. The Company is committed to ensuring that it is diverse across all levels of the organization and that its policies, practices, and actions promote inclusion and continue to strengthen the Company’s ability to attract, develop and retain the best talent, while accelerating business growth, increasing shareholder value, and supporting its local communities. The Company recognizes that diversity and inclusion will only be achieved by its continued compliance with applicable laws, and the commitment and accountability at the most senior levels of the organization. Our Board of Directors, executive management and leadership teams are committed to working together to implement a comprehensive strategy to support, promote, and accelerate diversity and inclusion across the Company with a focus on achieving sustained results, value, and impact.
Board Matrix
The following matrix provides information regarding the members of the Company’s Board of Directors as of April 30, 2022, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of our directors which our Board believes are relevant to our business, and industry. The matrix does not encompass all the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board of Directors.

Knowledge, Skills and Experience	Czerwinski	Holland	Kemly	Kuiken	Massood	Randall	Sorrentini	Torres	Van Dyk	Van Ostenbridge
Audit	•	•	•	•	•	•		•		•
Banking and Financial Services, Financial Reporting and Accounting	•	•	•		•	•	•		•	•
Business Operations	•	•	•	•	•	•	•	•	•	•
Commercial Real Estate/Market Knowledge	•	•	•		•	•			•	•
Consumer Business	•	•	•	•	•	•	•		•	•
Corporate Governance/Ethics	•	•	•	•	•	•	•	•	•	•
Customer Focus and Community Engagement	•	•	•	•		•	•	•	•	•
Environmental Sustainability Practices	•		•	•	•	•			•
Executive Leadership Experience	•	•	•	•	•	•	•	•	•	•
HR, Human Capital Management, Executive Compensation and Benefits	•	•	•	•	•	•	•		•	•
Legal and Regulatory Compliance	•	•	•	•	•	•	•		•	•
Mergers and Acquisitions	•	•	•	•	•	•			•	•
Public Company Experience	•	•	•	•	•	•	•	•	•	•
Strategic Planning	•	•	•	•	•	•	•	•	•	•
Technology/IS/Cyber			•	•	•	•			•
Risk Management	•	•	•	•	•	•	•	•	•	•
Demographics Race/Ethnicity
African American								•
Asian/Pacific Islander
White/Caucasian	•	•	•	•	•	•			•	•
Hispanic/Latino							•
Native American
Gender
Male	•	•	•	•	•				•	•
Female						•	•	•
Board Tenure
Years	28	27	16	2	19	19	2	1	28	3
Environmental, Social and Governance
General
In 2021, the Board of Directors amended its Nominating/Corporate Governance Committee charter to include the review of Company strategies, activities, and policies regarding sustainability and other environmental, social and governance (“ESG”) related matters and to make recommendations to the Board with respect to such matters. Additionally, the Compensation Committee was designated with the oversight of human capital management, including diversity, equity and inclusion (“DEI”).
To support ESG initiatives, the Company formalized an ESG Committee, which is chaired by the Senior Vice President, Corporate Governance Officer, and supported by various cross-functional members representing Human Resources, Risk Management, Community Development, Facilities and Executive Leadership. The Company engaged a consultant to quantify the actions the Company takes to serve as a responsible corporate citizen and assist with the ESG strategies of the Company and the Bank.

Social — Human Capital
Personnel.   As of December 31, 2021, we had 645 full-time employees and 69 part-time employees, none of whom is represented by a collective bargaining unit. We believe that our relationship with our employees is very good. Our total employee population is comprised of 61% women and 34% minorities.
Human Capital Management.   We consider our employees to be our most valuable asset and we promote an environment that is both rewarding and challenging. We offer many different programs and initiatives to develop our workforce and to ensure the work culture matches our mission of offering a challenging and rewarding work environment for employees while promoting programs that support wellness and the quality of employees’ lives. We encourage our employees to get involved with their communities and through “Team Columbia” our employees participate in many outreach programs and volunteer events. In addition, we host various employee events such as the Annual Service Awards Dinner, Community Service Dinner, Annual Picnic, Employee Recognition Barbecue and other events to further promote our culture and to provide opportunities for employee engagement. Though many of these events were postponed during the pandemic, in 2021 we were able to bring many of the programs back to be in person. We also continued to hold other virtual events to connect with our employees and to keep communication strong. The average service tenure of our employees is nine years.
During the year ended December 31, 2021, we hired 177 employees, 27 of those coming from our acquisition of Freehold Bank. Our voluntary turnover rate was 10.61% and the involuntary turnover was 10.12% in 2021. While the involuntary turnover decreased from 2020, the voluntary turnover rate was higher than the year ended December 31, 2020. The increase in voluntary turnover rate was impacted by both the pandemic and the Great Resignation. The Human Resources Department presents annual and quarterly onboarding and turnover reports to communicate to management pertinent information about the new hires’ first 100 days of employment and reasons why employees leave to recognize successes and initiate constructive change where necessary.
In order to retain our talented workforce, we provide a competitive compensation and benefits program to help meet the needs of our employees. We monitor salaries on a regular basis, participating in various external salary surveys and analyzing internal reports to ensure market competitiveness and internal equity. We also offer annual incentive programs to further reward our employees based on their performance. In 2021, we increased our minimum wage to $18.15 per hour and processed market increases for all employees below the Senior Vice President level. We also paid recognition bonuses to our retail staff in appreciation for their outstanding customer service during the challenging times of the pandemic.
In addition to competitive salaries, we offer comprehensive benefit programs which include equity awards, an Employee Stock Ownership Plan (“ESOP”) and a deferred compensation plan (401k) with an employer matching contribution, healthcare and life insurance benefits, health savings accounts, flexible spending accounts, paid time off, family leaves of absence, tuition reimbursement, student loan repayments, good grade awards and an employee assistance program. In 2021, over 50 employees received good grade awards due to the accomplishments of their children and we are assisting over 60 employees with their student loans through our repayment program.
As a result of the pandemic, Columbia Bank established a hybrid work environment for our back-office employees which allows flexibility in their work-life balance. We maintained this flexible work environment when we returned to work in May 2021. Employees can work from home two days a week and during the weeks that contain a holiday, they are able to work fully remote the entire week. On this schedule back-office employees have the benefit to work from home more than 50% of the time. To further assist with the balance of work and family, all employees are given paid vacation time, float holidays, personal days, and other leave entitlements.
The Human Resources Department continues to enhance our wellness programs to establish an environment that promotes a holistic approach to well-being that includes healthy lifestyles, financial stability, mental well-being, and decreases the risk of disease and improves the quality of employee life. The programs provide our employees with the tools necessary to create a healthier lifestyle through the promotion of healthy diets, workplace activities, exercise programs and financial and wellness seminars. At the headquarters location, the Bank offers a cafeteria with healthy food choices and also subsidizes the cost of the meals for its employees.

Active participants in wellness programs enjoy health insurance cost advantages. We have also created wellness and quiet rooms in our corporate headquarters for our employees to attend to personal matters. All of these programs are intended to make us an employer of choice in our community.
We have conducted various employee pulse surveys to ensure employee morale is positive. For 2022 we plan on deploying a Company-wide employee engagement survey in an effort to improve the employee experience at Columbia Bank. The survey’s objective is to get a better understanding of employee engagement and morale at Columbia Bank. We are measuring the components of engagement, wellness, culture, alignment, enablement, work productivity, collaboration, leadership and brand. The survey will help foster a culture of open communication and feedback to enhance our employee experience and assist in making Columbia Bank a Best Place to Work for organization.
Learning and Development.   We invest in the growth and development of our employees by providing a multi-dimensional approach to learning that empowers our colleagues to grow intellectually and professionally. Our employees receive continuing education courses that are relevant to the banking industry and their job function within the Company. We have developed succession programs that assist us in creating a pipeline for leadership. Our core curriculum is offered to all employees and helps to build upon the competencies and skills of which they are assessed during the performance management process. We offer general core curriculums for all employees in addition to curriculum specific to management, compliance, retail banking, commercial and residential lending.
We offer robust training programs on the topics of customer service, sales, change management, digital banking and products and services. We have undergone a digital transformation and this initiative resulted in an extensive digital system training curriculum. To further develop the skills of our employees, we offer special programs to certify them in the customer call center, home equity loans, digital banking, and the Bank Secrecy Act.
To support our communication and training initiatives, we implemented a Learning Management System (“LMS”), a new virtual classroom and an eLearning authoring tool that allowed all job functional and soft skills training to continue to be offered at a distance for all colleagues. We also brought back in person training during 2021. The LMS system monitors employee participation to ensure that employees are completing assigned classes on a timely basis and meeting the requirements of all core curriculums including our Compliance Core. We also provided training on the collaboration tools that were rolled out by our Information Technology Department.
Our Human Resources and Learning and Development departments have action plans designed specifically to facilitate the screening, acquisition, development, and performance management of a talent pool that aligns with the initiatives of the Company, including promoting quality customer service and enhancing the client experience throughout Columbia Bank. We have funded significant technological investments, including the upgrade of our core banking platform, loan origination systems, document imaging systems, and business intelligence reporting. While these new systems provide enhanced features for customers and automation of routine tasks for staff, they require specialized technical skills to operate and administer. Based on our strategic objectives, acquiring and developing a talent pool of well-educated and technically skilled professionals is essential to support our growth plans over the next decade.
We run an annual Summer Internship Program and an Associate Development Program. Our two-year Associate Development Program recruits recent college graduates and rotates them through various divisions of the Bank. The program develops and prepares the associates to become future banking professionals of the Bank. We source candidates through New Jersey state school partnerships, on-line forums and soliciting local students from historically black colleges and universities to introduce more diversity to banking. During the 10-week program, students work in an assigned line of business while running a simultaneous curriculum to develop their business skills. Interns benefited from training, coaching, and mentoring, and interacting with senior leaders and other young professionals.
To comply with all employment laws, we maintain equal employment opportunity, anti-discrimination, and anti-harassment policies at Columbia Bank. These policies forbid discrimination based on protected classifications and require that all employees treat each other with respect. We communicate this to our employees through the Employee Handbook, Affirmative Action Plan, training classes and various bulletin board postings throughout Columbia Bank.

We look to develop a diverse employee base to better reflect our customer base and local community. We are working towards impactful recruitment via social media, sharing employee experiences and insights, corporate brand ambassadors, community ambassadors and social and civic organizations. In addition, we enhanced our employee referral program to further assist in our hiring efforts. We formed a partnership with Professional Diversity Network to aggregate our job postings to over 50 diversity career sites.
Diversity, Equity, and Inclusion.   Our DEI strategy focuses on increasing representation, education, teamwork and collaboration. We have also established a DEI Committee and an Ambassador group made up of employees across Columbia Bank to serve as champions for all diversity events and initiatives offered across Columbia Bank. The members provide a sounding board for any new ideas we seek to launch under our DEI mission to ensure we are representing our values and fostering an inclusive culture. We practice equity recruiting practices to find top diverse talent and onboard them into the Company. In addition, we include DEI perspectives in our social media, marketing, and branding strategy. We believe that as our footprint grows our brand will expand to reflect the diverse range of clients and communities we support. In 2021, the Company implemented an ESG program and named a Diversity Officer to assist in this initiative. We also established eight Employee Resource Groups to further promote an inclusive work environment.
At the Company, we believe that diversity is a core tenet of our future success. A diverse Board of Directors and workforce increase our creativity and innovation, promote higher quality decisions, enhance economic growth, and represent the shareholders and customers we serve. The following charts show the diversity of our Board of Directors and officers as of April 30, 2022:
Board Diversity Matrix (as of April 30, 2022)
Total Number of Directors	10
Part I: Gender Identity	Female	Male	% of Female
Directors	3	7	30%
Part II: Demographic Background	Minority	Non Minority	% of Minorities
African American or Black	1
Hispanic or Latinx	1
White		8
	2	8	20%
Senior Policy Executives Matrix (as of April 30, 2022)
Total Number of Senior Policy Executives	10
Part I: Gender Identity	Female	Male	% of Female
Senior Policy Executives	3	7	30%
Part II: Demographic Background	Minority	Non Minority	% of Minorities
African American or Black	1
Hispanic or Latinx	1
White		8
Asian
	2	8	20%

Senior Vice Presidents and Above Matrix (as of April 30, 2022)
Total Number of Senior Vice Presidents and Above	32
Part I: Gender Identity	Female	Male	% of Female
Senior Vice Presidents and Above	11	21	34%
Part II: Demographic Background	Minority	Non Minority	% of Minorities
African American or Black	2
Hispanic or Latinx	2
White		26
Asian	2
	6	26	19%
Our Company and our Board of Directors are deeply committed to cultivating an inclusive culture where all backgrounds, experiences and perspectives are welcome; where individuals are comfortable being who they are and are encouraged to celebrate their diversity; and where all have opportunities to realize their full personal and professional potential.
Our mission is to ensure that we are diverse across all levels of the organization and that our policies, practices, and actions promote inclusion and continue to strengthen our ability to attract, develop and retain the best talent, while accelerating business growth, increasing shareholder value and supporting our local communities.
Our Board of Directors, executive management, and leadership teams are committed to working together to implement a comprehensive strategy to support, promote, and accelerate diversity and inclusion across the organization with a focus on achieving sustained results, value and impact.
Succession Planning.   Succession planning is a critical driver of our transformation. Succession planning efforts are helping our organization become what it needs to be, rather than simply recreating the existing organization. We have programs in place to support these initiatives: Associate Development Program, Career Development Program, Leadership Development Program, Stonier/Wharton School Program. We have active support of top leadership and have linked succession to strategic planning. We implemented a new online interactive performance management system and process that includes a nine-box grid (production and performance exercises) to identify talent from multiple organizational levels, early in careers, or with critical skills and leadership potential. There is emphasis on developmental assignments in addition to formal training. Along the way, we are addressing specific human capital challenges, such as diversity, leadership capacity, and retention.
Workplace Safety.   We have policies and programs in place that protect our employees and invest in their well-being and communicate our program to employees both through internal communication and bulletin board postings.
As the threat of the COVID-19 pandemic became clear, we took significant steps to protect the health and safety of our employees. We continue to provide our employees various outlets to gain emotional assistance during this time through our Employee Assistance Program and webinars provided by our healthcare provider. We were able to provide a safe workplace throughout the pandemic both in the branches and back-office departments and implemented technologies for a remote work environment and to accommodate remote workers. We established service level agreements for the work from home environment communicating expectations to employees and receiving employee agreement to the execution of these expectations. These agreements will be monitored on a regular basis. The pandemic required us to modify our facilities to provide additional precautions to ensure the safety of our staff and customers. These regiments will continue in 2022.
Social — Commitment to our Communities
As a Company committed to improving the communities it serves, “Team Columbia,” the Company’s volunteering initiative, has a long legacy of giving back to its communities. The Company strives for 100% participation in Team Columbia events from both employees and its Board of Directors throughout the year.

In 2021, Team Columbia assisted 113 organizations with 146 events and more than 3,500 volunteer hours. In addition, the Company conducted 34 financial literacy presentations to improve financial knowledge within its communities. All officers of the Bank are encouraged and expected to participate in a leadership role at local charities or community groups.
During 2021, Columbia Bank assisted more than 1,600 small businesses and organizations and their employees by originating over $239 million of Paycheck Protection Program Loans under the second funding round of the program. Columbia Bank was mindful to ensure that organizations in low-to-moderate income areas and minority and women owned organizations were provided priority access to these funds. In total, 11% of 2021 PPP loans were to businesses in low-to-moderate census tracts and 29% of PPP loans originated went to minority or woman owned businesses.
In connection with Columbia Financial Inc.’s minority stock offering in 2018, the Columbia Bank Foundation was funded to support the community in the following major areas: affordable housing, community investment and economic development, financial literacy and education, health and human services, food insecurity, environmental sustainability and the arts. During 2021, Columbia Bank and the Columbia Bank Foundation provided over $3.0 million in donations, sponsorships, and grants to over 700 organizations within our service area.
In order to better serve the underbanked population, Columbia Bank implemented Forward Checking which is a safe and affordable checking product certified by BankOn. Columbia participates in the State of New Jersey Neighborhood Revitalization Tax Credit Program to support affordable housing in its market area. During 2021, Columbia Bank originated 396 mortgage loans to low-to-moderate income borrowers and 190 mortgage loans in low-to-moderate census tracts. Columbia Bank offers discounted interest rates targeted to increase mortgage access to low-to-moderate income areas and borrowers.
Columbia Bank’s Bank Secrecy Act Department has invested in technology that allows the Bank to identify money laundering, human trafficking, crime and elder abuse and report these activities to authorities.
Environmental
The Company evaluates ways to reduce its carbon footprint and improve sustainability. The Company is not a direct lender to the fossil fuel industry and is mindful of recycling, energy efficiency and its use of resources. Our digital banking initiatives have significantly reduced the use of paper through the creation of paperless mortgage applications and processes, the utilization of electronic portals rather that paper documents, and incentivizing E-statements.
The Company conserves energy using building energy management systems and motion sensor lighting controls. Our hybrid work environment decreases employee required commuting by upwards of 50%, which has an associated decrease in gas consumption and carbon emissions.
As part of the Bank’s credit underwriting process, there is a comprehensive environmental due diligence program that applies to all real estate held as collateral. While this has been an important tool to manage risk for the Bank, it has also resulted in numerous site cleanups, including sites where groundwater and/or soil remediation was impacted.
Governance
The Board of Directors is committed to maintaining high corporate governance standards. All directors, other than the CEO, are independent based on NASDAQ and SEC requirements. Our Chairperson is independent from management. The Board is required to attend training sessions and conduct annual self-evaluations to assess its effectiveness. The Company has a mandatory retirement age for directors to promote new ideas and expertise. The Board has established meaningful stock ownership requirements for the Board of Directors and management team and maintains policies prohibiting pledging or hedging shares owned.
Legal and regulatory compliance is of the upmost importance to our business. An approved Compliance Core Curriculum is assigned annually and is customized based on specific job functions, ensuring applicable and relevant information is reviewed by Bank personnel. Policies, including the Code of Ethics and Business Conduct as well as the Whistleblower Policy, are in place to ensure that employees and the Board of Directors are held to high moral and ethical standards. Employees are instructed to report any violation directly to the Chairman of the Audit Committee or to the Company’s Ethics Committee.
The Board of Directors believes that advancing ESG and DEI initiatives, coupled with maintaining proper, transparent governance, will drive long-term benefits for our shareholders, customers, employees and communities.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Board of Directors consists of ten (10) members, all of whom are independent under the current listing standards of the Nasdaq Stock Market, Inc. except for Thomas J. Kemly, who is the President and Chief Executive Officer of the Company and the Bank. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons.” The Board is divided into three classes with approximately three-year staggered terms, with approximately one-third of the directors elected each year.
As a result of the director age limitation set forth in the Company’s bylaws, the term for Frank Czerwinski, a current director of the Company, will expire at the Annual Meeting and Mr. Czerwinski will retire from the Board of Directors effective as of the Annual Meeting and the number of directors of the Board will be reduced to nine (9) members as of that date. Mr. Czerwinski will continue to serve the Company and the Bank as an advisory director of Columbia Bank effective as of the date of the Annual Meeting. At the Annual Meeting, shareholders will be asked to elect three directors to serve for a term of three years to expire at the 2025 Annual Meeting of the Company’s shareholders.
The Board of Directors recommends a vote FOR the election of each of the director nominees.
Information regarding the Board of Directors’ nominees for election at the Annual Meeting is provided below. Unless otherwise stated, each director has held his or her current occupation for the last five years. The age indicated for each individual is as of May 6, 2022. There are no family relationships among the directors, nominees, or executive officers. The indicated period of service as a director includes service as a director of the Bank.

Nominees for Election as Directors
Three Year Terms
THOMAS J. KEMLY Age: 64 Director Since: 2006
Biographical Information:
Mr. Kemly was appointed President and CEO of Columbia Bank in 2012. He has since led Columbia Bank on a steady growth trajectory by spearheading organic growth, Columbia Financial, Inc.’s IPO and strategic acquisitions. With over 40 years of experience, Mr. Kemly has been an active and influential figure in banking. Most recently, Mr. Kemly was elected to the Federal Home Loan Bank of New York’s Board of Directors and was named to the Power 100 List by NJBIZ, a statewide business publication. Throughout his career he has worked to advance housing opportunities for families of all incomes, accelerate local community development and increase charitable giving efforts. Mr. Kemly expanded the Bank’s “Team Columbia” initiatives, where the Bank encourages employees to volunteer at local organizations and participate in meaningful community events. In conjunction with the Company’s IPO in 2018, he grew the Columbia Bank Foundation to one of the largest private giving foundations in the State of New Jersey. Mr. Kemly was the former chairman of the New Jersey Bankers Association and currently serves as a board member of that organization. He also serves as a board member of CIANJ, was the former president of FMS, and currently serves as the Chairman of the Columbia Bank Foundation.
Mr. Kemly began his Columbia Bank career in 1981 and has held a number of positions, including Chief Financial Officer and Chief Operating Officer, before becoming President and Chief Executive of the Bank.
Qualifications:
Mr. Kemly’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the Board of Directors valuable insight regarding the business and operation of Columbia Bank. Mr. Kemly’s knowledge of Columbia Financial’s and Columbia Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Three Year Terms
JAMES M. KUIKEN Age: 51 Director Since: 2020
Biographical Information:
Mr. Kuiken has served as the Director of Operations of Roche Molecular Systems, Inc., a company that develops, manufactures and supplies diagnostic and blood screening test products, since April 2014. Prior to that time, Mr. Kuiken served in various other capacities at Roche Molecular Systems, Inc.
Qualifications:
Mr. Kuiken’s extensive experience with respect to operational matters at a large multinational corporation will provide the Board of Directors with valuable insight into the operational and business needs of the Company and Columbia Bank.

PAUL VAN OSTENBRIDGE Age: 69 Director Since: 2019
Biographical Information:
Mr. Van Ostenbridge served as President and Chief Executive Officer of Stewardship Financial Corporation and Atlantic Stewardship Bank from 1985 until their acquisition by the Company on November 1, 2019.
Qualifications:
Mr. Van Ostenbridge’s extensive experience in the local banking industry and involvement in business, civic and charitable organizations in the communities Columbia Bank serves affords the Board of Directors with valuable insight regarding the business and operations of Columbia Bank.

Directors Continuing in Office
Term Expiring in 2023
MICHAEL MASSOOD, JR. Age: 68 Director Since: 2003
Biographical Information:
President of Massood & Company, P.A., CPAs, a certified public accounting firm.
Qualifications:
As a certified public accountant, Mr. Massood provides the Board of Directors with critical experience regarding accounting and financial matters. Mr. Massood’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the Board of Directors valuable insight regarding the business and operation of Columbia Bank.

Term Expiring in 2023
ELIZABETH E. RANDALL Age: 68 Director Since: 2003
Biographical Information:
Commissioner of the Bergen County Improvement Authority and also currently serves as a member of the audit committee of the New Jersey Municipal Excess Liability Insurance Fund. From 2004 to 2006, Ms. Randall served on the Bergen County Board of Chosen Freeholders. Prior to that, Ms. Randall served as the New Jersey Commissioner of Banking and Insurance. Ms. Randall also served as a member of the Board of Directors of the YWCA of Northern New Jersey.
Qualifications:
Ms. Randall’s service as an elected and appointed government official, as well as her prior bank regulatory experience, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

DARIA S. TORRES Age: 47 Director Since: 2021
Biographical Information:
Ms. Torres is the founder and Managing Partner of Walls Torres Group, LLC, a strategic management consulting firm that works with leading corporations, non-profits and charitable organizations to grow and achieve their business objectives. Ms. Torres has more than 20 years of experience as a strategy consultant and advisor to CEOs, boards and executive teams.
Qualifications:
Ms. Torres’ vast knowledge and experience as an executive-level strategist and advisor is a valuable asset to our leadership and complements the Board’s existing mix of skills and experience.

Term Expiring in 2024
NOEL R. HOLLAND Age: 71 Director Since: 1995
Biographical Information:
Partner in the law firm of Andersen & Holland, located in Midland Park, New Jersey, from January 1976 until his retirement in March 2017.
Qualifications:
Mr. Holland’s expertise as a partner in a law firm, and his real estate transactional experience and involvement in business and civic organizations in the communities Columbia Bank serves, provide the Board of Directors with valuable insight. Mr. Holland’s years of providing legal counsel and operating a law office position him well to continue to serve as a director of a public company.

Term Expiring in 2024
ROBERT VAN DYK Age: 69 Director Since: 1994
Biographical Information:
President and Chief Executive Officer of Van Dyk Health Care, a health care services company, since July 1994 and the President and Chief Executive Officer of two other hospitals since 1980. He serves on many charitable and civic organizations, including colleges, universities, hospitals, religious organizations and foundations within the communities that Columbia Bank serves. In addition, Mr. Van Dyk has been actively involved in various organizations for the past 20 years, and he served as chairman of two separate national health care organizations.
Qualifications:
Mr. Van Dyk’s strong business background, as well as his experience and expertise with respect to regulated industries, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

LUCY SORRENTINI Age: 58 Director Since: 2020
Biographical Information:
Lucy Sorrentini is a Strategy Consultant and Certified Executive Coach who has been advising organizations on how to re-imagine their workplace for more than two decades. She is the Founder and CEO of Impact Consulting, LLC a woman and minority-owned human capital and organizational development consulting firm headquartered in New York City and focused largely on leadership and executive development and diversity, equity, and inclusion consulting, coaching, and training.
Prior to starting her own firm, Ms. Sorrentini was a Member of the Global Human Resources Executive Team and Chief Diversity and Inclusion Officer at Booz Allen Hamilton where she focused largely on human resource strategies and programs to attract, develop, reward, engage and retain top talent.
Ms. Sorrentini also serves as the Chair and Strategic Advisor of the New York Women’s Foundation’s Latina Philanthropy Circle, Girls Incorporated and the Acceleration Project, all non-profits dedicated to amplifying the voices of those who often go unheard and providing equal access to opportunities and advancement.
Qualifications:
Ms. Sorrentini’s extensive experience with respect to human capital strategy, and human resources and diversity matters, provides the Board of Directors with valuable insight into the operational and business needs of the Company and the Bank.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis (“CD&A”) provides a detailed description of the Company’s executive compensation philosophy, plans and programs, and the factors used by the Compensation Committee for determining 2021 compensation for the Named Executive Officers, identified pursuant to the rules of the Securities and Exchange Commission. This discussion should be read in conjunction with the compensation tables and accompanying narrative starting on page 41. For 2021, the following executive officers comprised our Named Executive Officers (collectively, our “NEOs”):
Named Executive Officer	Title
Thomas J. Kemly	President and Chief Executive Officer
Dennis Gibney	Executive Vice President and Chief Financial Officer
E. Thomas Allen, Jr.	Senior Executive Vice President and Chief Operating Officer
John Klimowich	Executive Vice President and Chief Risk Officer
Allyson Schlesinger	Executive Vice President, Head of Consumer Banking
Oliver E. Lewis, Jr.	Executive Vice President, Head of Commercial Banking
Executive Summary
2021 Business Highlights and Results
Despite the continuing challenges of the COVID-19 pandemic, the Company achieved another successful year in 2021. Below are some of the highlights of our financial and operational performance for the year ended December 31, 2021 in support of our strategic plan:
•
We completed the acquisition of Freehold Bank, a New Jersey savings bank in the private mutual holding company form of organization, with assets of approximately $295 million.

•
We entered into a merger agreement with RSI Bank, a New Jersey savings bank in the private mutual holding company form of organization, with assets of approximately $626 million.

•
Our annual net income increased to $92.0 million, or $0.88 per basic and diluted share, relative to annual net income for 2020 of $57.6 million, or $0.52 per basic and diluted share.

•
Return on average assets and return on average equity for 2021 were 1.01% and 8.98%, respectively, relative to 0.66% and 5.67%, respectively for 2020.

•
We achieved asset growth of 4.8% and deposit growth of 11.7%.

•
Net interest income grew by 5.2% and noninterest income grew by 24.2%.

•
Non-performing assets declined by 51.7% and our non-performing assets were 0.04% of total assets at December 31, 2021.

•
Loans modified for borrowers impacted by COVID during 2020 were reduced to four loans totaling $24.3 million, or 0.4% of the portfolio, by year end.

•
During 2021, Columbia Bank assisted over 1,600 organizations retaining their employees by originating over $239 million of Paycheck Protection Program Loans under the second tranche of this program.

•
We continued to advance several digital banking enhancements to support our customers and we enhanced the security and efficiency of our technology infrastructure.

•
We repurchased 6.1 million shares of our common stock during 2021.

•
We continued to enhance the diversity of our executive management team and Board of Directors.

The following charts highlight our financial performance over the five-year period beginning January 1, 2017 and ending December 31, 2021:

“Say on Pay Vote” and Shareholder Alignment
On May 20, 2021, shareholders voted on a non-binding resolution to approve the compensation for the Named Executive Officers, commonly referred to as a “Say on Pay” vote. The resolution was approved with an affirmative vote of 98.9% of votes cast, which reflects a strong vote of confidence in our executive compensation program and practices.
Shareholder Ratification of 2019 Equity Awards
At a special meeting of shareholders of the Company, which was held on April 4, 2022, we sought ratification of certain equity awards granted in 2019 under the Columbia Financial, Inc. 2019 Equity Incentive Plan to our then serving non-employee directors and our President and Chief Executive Officer (“2019 Equity Awards”). We sought this ratification in connection with the previously disclosed settlement of a lawsuit filed in April 2020 by a shareholder of the Company, derivatively on behalf of the Company and as a class action on behalf of himself and all other shareholders, challenging the equity grants. At the April 4, 2022 special meeting of shareholders, the 2019 Equity Awards to our non-employee directors, our retired non-employee directors who currently serve as advisory directors and our President and Chief Executive Officer were approved by the affirmative vote of 95.05%, 95.13% and 95.30% of votes cast by Eligible Shareholders, respectively (for purposes of the special meeting, “Eligible Shareholders” included all shareholders of the Company as of the record date for the special meeting, other than (i) Columbia Bank MHC, (ii) the non-employee directors and retired directors of the Company named in the complaint relating to the lawsuit, (iii) the President and Chief Executive Officer of the Company and (iv) certain families and entities controlled by such individuals). We appreciate the support of our shareholders on this matter and, as with the say-on-pay vote, we believe it reflects a strong vote of confidence in our compensation practices.
Executive Compensation and Shareholder Engagement
The Compensation Committee utilizes the following best practices to ensure that executive compensation is aligned with shareholder interests:
•
A significant portion of equity compensation is performance-based.

•
Short term incentive payments are performance-based.

•
Performance-based equity awards also contain extended, service-based vesting requirements.

•
Executive stock ownership guidelines require executives to own and maintain a meaningful ownership position.

•
Incentive compensation is subject to recoupment under the Company’s “clawback” policy.

•
Employment agreement change in control provisions require a “double trigger” to be paid.

•
Employment agreements do not contain tax gross-ups.

The Compensation Committee believes that each of these elements provides a meaningful reward opportunity to the NEOs, focuses our leadership team on our short-term financial results and long-term strategic objectives and links realized pay directly to performance.

Executive Compensation Philosophy
OBJECTIVE	COMPENSATION DESIGN CRITERIA
Accountability for Business Performance
•
Tie compensation in large part to the Company’s financial and operating performance, so that executives are held accountable for the performance of the business for which they are responsible and for achieving the goals stated in the Company’s annual Business Plan.

Accountability for Long-Term Equity Performance	• Include meaningful incentives to create long-term shareholder value while not promoting excessive risk taking.
Competition	• Reflect the competitive marketplace so we can attract, retain, and motivate talented executives throughout the volatility of business cycles.
2021 Executive Compensation Components
The four primary elements of our total direct compensation program for our NEOs and a summary of the actions taken by the Compensation Committee regarding those elements during fiscal year 2021 are set forth below.
Compensation Components	Link to Business and Talent Strategies	2021 Action
Base Salary (page 34)	• Competitive base salaries help attract and retain executive talent. • Amounts reflect each executive’s experience, performance and contribution to the Company.
•
Base salaries are subject to annual review in December of each year based on the Compensation Committee’s assessment of the executive’s individual performance during the year, a review of peer group practices for similar positions and consideration of base salary in relation to incentive compensation opportunities.

Short-Term Incentives (page 35)
•
Focus executives on achieving annual financial results that are key indicators of annual financial and operational performance.

•
Each NEO has an individual scorecard that sets forth his or her annual performance goals.

•
2021 goals were based on financial measures important to our business strategy.

•
Design of the PAIP (as defined herein) remained consistent with the prior year, while individual scorecards changed as is consistent with past practice.

•
In February 2022 the Compensation Committee reviewed and approved all NEO incentive payouts for 2021 based on achievement of the performance goals.

Long-Term Equity Incentive Compensation (page 36)
•
Rewards financial results over a period of years that correlate to long-term shareholder value.

•
Encourages retention of our executive team through the use of multi-year vesting.

•
Aligns the compensation interests of our executives with the financial interests of our shareholders.

•
Encourages growth in our stock price.

•
Previously granted equity awards for all NEOs consisted of a combination of performance-based restricted stock, time-based restricted stock, and time-based stock options.

•
No equity awards were made to NEOs during 2021, except for a one-time award to the Company’s new Executive Vice President, Head of Commercial Banking.

Important Corporate Governance Policies
Our 2021 executive compensation program was based on the compensation philosophy adopted by our Compensation Committee and reflected the advice of the Compensation Committee’s independent compensation consultants (see page 31 below). The Compensation Committee is guided by the following key principles in determining the compensation structure for our executives:
WHAT WE DO	WHAT WE DO NOT DO

✓
Use an independent compensation consultant that is retained by and reports to the Compensation Committee

✓
Have significant stock ownership guidelines for our executives and directors

✓
Use competitive benchmarking for NEO compensation and non-employee director compensation

✓
Use meaningful incentives in our executives’ compensation that create long-term shareholder value while not incentivizing excessive risk-taking

✓
Grant equity that vests over multiple years

✓
Have short- and long-term incentive plans based on performance

✓
Limit perquisites to NEOs

✓
Tie incentive compensation to a clawback policy

X
No tax gross ups

X
No pledging of our stock

X
No hedging

X
No unapproved trading plans

X
No dividends on unvested/unearned equity

X
No excessive risk creation

X
No repricing of stock options

X
No “single trigger” change in control severance under employment agreements

Factors for Determining Compensation
Role of Compensation Committee
The Compensation Committee is made up of independent directors as required under the Nasdaq listing rules. Details on the Compensation Committee’s functions are described in the Committee’s charter, which has been approved by the Board and is available on our Investor Relations website.
The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, human resources, accounting or other experts, advisors, or consultants as it deems desirable or appropriate. The Compensation Committee has sole authority to retain and terminate any compensation consultant and to approve the fee arrangements and the terms of engagement. For 2021, the Compensation Committee engaged an independent consulting firm, which specializes in executive compensation (see page 31 below).
During 2021, the Compensation Committee reviewed and approved all aspects of compensation plans and policies applicable to the NEOs, including participation and performance measures. In carrying out its duties, the Compensation Committee considered the relationship of corporate performance to total compensation; set salary and incentive compensation levels; and reviewed the adequacy and effectiveness of various compensation and benefit plans. The Chair of the Compensation Committee reported committee actions to the Board following each committee meeting.
The Compensation Committee worked closely with Mr. Kemly to review and discuss his recommendations for the NEOs and other executive officers. The Compensation Committee also considered the market and peer group analysis provided by the compensation consultant to assess market practices, the mix of fixed and variable compensation, and the levels of compensation for each named executive. The Compensation

Committee reviewed and approved individually determined salary increases for the other NEOs as recommended by Mr. Kemly for the 2021 calendar year.
The Compensation Committee reviewed and accepted the self-evaluation (including relevant quantitative and qualitative accomplishments) of Mr. Kemly for the 2020 calendar year and provided feedback to Mr. Kemly. The Compensation Committee used this evaluation in making compensation decisions concerning Mr. Kemly and approved a base salary increase for Mr. Kemly as recommended by the Chair of the Compensation Committee for the 2021 calendar year. Mr. Kemly does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. Decisions related to Mr. Kemly’s 2021 compensation opportunities were made independently by the committee in consultation with its independent compensation consultant.
Role of CEO and Management
Members of our senior management team attend regular meetings in which executive compensation, Company performance, individual performance and competitive compensation levels and practices are discussed and evaluated. Only the Compensation Committee members can vote on decisions regarding NEO compensation. The CEO does not participate in the deliberations of the Compensation Committee with respect to his own compensation.
The Compensation Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from senior management and the Compensation Committee’s own individual experiences and judgment to arrive at the proper alignment of compensation philosophy, programs, and practices. Members of senior management worked with the Compensation Committee to provide perspectives on reward strategies and how to align those strategies with the Company’s business and management retention goals. They provided feedback and insights into the effectiveness of the Company’s compensation programs and practices. The Compensation Committee looked to the CEO, other members of executive management, and outside legal counsel for advice in the design and implementation of compensation plans, programs, and practices. In addition, the CEO and other members of executive management at times attended portions of Compensation Committee meetings to participate in the presentation of materials and to discuss management’s point of view regarding compensation issues.
Role of Independent Compensation Consultants
The Compensation Committee retained the services of an independent compensation consultant, GK Partners (“GK Partners”), to perform a competitive assessment of the Company’s executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. The annual executive and director assessments include, but are not limited to, an assessment of the Company’s financial performance relative to its peers, an assessment of the Company’s compensation program compared to its peers, recommendations for total cash compensation opportunities (base salary and cash incentives), and a comparative benchmark study of executive compensation and non-employee director compensation.
A representative of GK Partners attended Compensation Committee and Board meetings during 2020 and 2021, upon request, to review compensation data and participate in general discussions on compensation and benefits for the NEOs and Board members. While the Compensation Committee considered input from GK Partners when making compensation decisions, the Compensation Committee’s final compensation decisions reflect many factors and considerations.
The Compensation Committee considered the independence of GK Partners under applicable SEC and Nasdaq listing rules and concluded there was no conflict of interest with respect to the consultant.
Risk Considerations in Our Compensation Program
The Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee has also assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; a program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although the Compensation Committee reviews all compensation programs, it focuses on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.
Based on the foregoing, we believe that our compensation policies and practices do not create significant inappropriate or unintended risk to the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; that are compatible with effective internal controls and our risk management practices; and that are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.
Peer Group and Benchmarking
The Compensation Committee believes benchmarking is a useful method to gauge both the compensation level and compensation mix for executives within competitive job markets that are relevant to the Company.
Competitive benchmarking is one of many factors considered by the Compensation Committee in making executive compensation decisions. The Compensation Committee generally reviews data gathered from the proxy statements of our peer group (as defined below) as well as industry surveys for benchmarking purposes in its review and analysis of base salaries, discretionary bonuses and short-term and long-term cash incentives, and equity grants to establish our executive compensation program. The Compensation Committee reviews the peer group annually and updates the peer group as appropriate to ensure that the peer group continues to consist of financial institutions with business models and demographics and a reasonable range of financial performance similar to the Company.
In 2020, the Compensation Committee engaged GK Partners to conduct an annual comparative marketplace benchmarking study of NEO and non-employee director cash and equity compensation with respect to the Company’s peer group for the Compensation Committee to utilize in reviewing and approving compensation for the NEOs in 2021.
The Compensation Committee’s considered the following factors in reviewing its peer group: total assets, net income, ROE, ROAA, EPS, market capitalization, non-interest income, efficiency ratio, loan to asset ratio, loan to deposit ratio, number of full-time employees, and net income per employee. For purposes of reviewing and approving 2021 executive compensation, in 2020 the Compensation Committee selected publicly traded financial institutions from the Northeast and Mid-Atlantic regions. The median asset size of the peer group was $8.8 billion as of December 31, 2019, placing the Company at slightly below the 50th percentile in asset size, with asset size at year end 2020 of $8.2 billion. The peer group approved by the Compensation Committee in May 2020 for setting executive compensation for 2021 included the following 20 banks, 19 of which were used in the previous year:
Atlantic Union Bankshares Corp.	Independent Bank Group
Berkshire Hills Bancorp, Inc.	Kearny Financial Corp.
Brookline Bancorp, Inc.	Lakeland Bancorp, Inc.
Community Bank System, Inc.	Meridian Bancorp, Inc.
ConnectOne Bancorp, Inc.	NBT Bancorp, Inc.
Customers Bancorp, Inc.	OceanFirst Financial Corp.
Dime Community Bancshares, Inc.	Peapack-Gladstone Financial Corp.
Eagle Bancorp, Inc.	Provident Financial Services, Inc.
Flushing Financial, Inc.	Sandy Spring Bancorp, Inc.
Independent Bank Corp.	WSFS Financial Corp.
The peer group was also utilized by the Compensation Committee in December 2020 for purposes of determining executive compensation and compensation of non-employee directors for 2021.

Employment Agreements with our NEOs
The Compensation Committee believes that employment agreements are necessary to attract and retain qualified executives and ensure the stability of our executive management team. Our employment agreements with our NEOs generally set forth the terms of the executive’s employment with the Company and also promise severance benefits if the executive is involuntarily terminated without cause or, in some cases, if the executive voluntarily terminates his or her employment for good reason. The retention of key management is essential to and in our shareholders’ best interests. The Compensation Committee believes reasonable severance benefits help ensure the continued dedication and efforts of management without undue concern for or distraction by their personal, financial and employment security. Similarly, in the context of a potential change in control transaction, the Compensation Committee believes that employment agreements effectively motivate executives to remain engaged and strive to create shareholder value, despite the risk of job loss or the loss of equity vesting opportunity. In addition, these severance arrangements are necessary to attract and retain qualified executives who may have other job alternatives that may appear to them to be less risky absent these arrangements. For a description of the terms of the employment agreements with our NEOs, see the discussion below on page 48.
Elements of 2021 Compensation Program
The various elements of our 2021 compensation program are intended to reflect our compensation philosophy and: (i) provide an appropriate level of financial certainty through fixed compensation, (ii) ensure that a significant portion of the compensation program is at-risk based on performance, (iii) ensure that at least 30% of equity compensation is at-risk based on performance, and (iv) create a balance of short-term and long-term incentives.
COMPENSATION ELEMENT	PURPOSE
Base Salary
•
Provide financial predictability and stability through fixed compensation;

•
Provide a salary that is market competitive;

•
Promote the retention of executives; and

•
Provide fixed compensation that reflects the scope, scale and complexity of the executive’s role.

Short-Term Incentives
•
Align management and shareholder interests;

•
Provide appropriate incentives to achieve our annual operating plan;

•
Provide market competitive cash compensation when targeted performance objectives are met;

•
Provide appropriate incentives to exceed targeted results; and

•
Pay meaningful incremental cash awards when results exceed target and pay below market cash awards when results are below target.

Long-Term Equity Incentives
•
Align management and long-term shareholder interests;

•
Balance the short-term nature of other compensation elements with long-term retention of executive talent;

•
Focus our executives on the achievement of long-term strategies and results;

•
Create and sustain shareholder value; and

COMPENSATION ELEMENT	PURPOSE
• Support the growth and operational profitability of the Company.
Employment Agreements
•
Enable us to attract and retain talented executives;

•
Protect Company interests through appropriate post-employment restrictive covenants, including non-competition and non-solicitation;

•
Ensure management is able to analyze any potential change in control transaction objectively; and

•
Provide for continuity of management in the event of a change in control.

Non-Qualified Retirement and Deferred Compensation Benefits	• Provide supplemental retirement benefits to certain executives who are disallowed benefits under the Company’s qualified benefit plans due to IRS limits.
Other Benefits
•
Provide participation in the same benefits programs as our other employees, including our ESOP;

•
Provide participation in an ESOP SERP for supplemental retirement benefits; and

•
Limit annual benefits and perquisites and use as competitively appropriate and necessary only to attract and retain executive talent.

Base Salary
Our NEO base salaries are set at levels that are intended to reflect the competitive marketplace in attracting, retaining, motivating, and rewarding high performing executives. In determining base salaries, the Compensation Committee considers the following elements: (i) individual performance based on experience and scope of responsibility, (ii) non-financial performance indicators including strategic developments for which an executive has responsibility and managerial accountability, (iii) compensation paid by peers, functionality of the executive management team, (iv) economic conditions in the Company’s market areas and (v) analyses or guidance from independent consultants during the annual review process. The base salaries are intended to compensate the NEOs for the day-to-day services performed for the Company and the Bank.
In establishing base salaries for our NEOs for 2021, the Compensation Committee reviewed the factors discussed above and determined that base salary increases were appropriate given our strong financial performance in 2020, our relative positioning to our peers and to maintain competitive base salaries. Below are changes to NEO base salaries from 2020 to 2021.
NEO	2020 Base Pay(1)	2021 Base Pay(1)	% Change
Thomas J. Kemly	$795,000	$818,900	3.01%
Dennis Gibney	402,000	412,000	2.49
E. Thomas Allen	460,000	472,000	2.61
John Klimowich	350,000	370,000	5.71
Allyson Schlesinger	365,000	380,000	4.11
Oliver E. Lewis, Jr.(2)	—	350,000	—

(1)
Amounts in table represent NEO base salaries at the end of the period presented.

(2)
Mr. Lewis became Executive Vice President, Head of Commercial Banking on January 2, 2021.

Short-Term Incentives
Performance Achievement Incentive Plan.   We maintain an annual cash incentive plan — the Performance Achievement Incentive Plan (“PAIP”) — that is designed to align the interests of our employees with the overall performance of the Company. All exempt employees (excluding commissioned employees), including the NEOs, are eligible to participate in the PAIP, subject to certain eligibility requirements. A participant is eligible to earn a target incentive award for a calendar year defined as a percentage of the participant’s base salary. For 2021, the participant’s target incentive opportunity was adjusted based on the Company’s return on average assets and net interest margin, as was done in prior years, and the participant was eligible to earn a percentage of the adjusted target incentive based on achievement of a combination of overall Company, department/ team and individual performance goals. Awards for the NEOs are approved by the Compensation Committee.
When designing the 2021 PAIP and when considering whether the target performance metrics for a payout under the 2021 PAIP are achieved, the Compensation Committee had the discretion to take into account categories of significant, unplanned and unusual items that would be excluded from the performance metrics, whether the resulting impact was positive or negative, because they distort our operating performance. This practice, which is consistent with the practices of peer group companies, ensures that our executives will not be unduly influenced in their day-to-day decision-making because they would neither benefit, nor be penalized, as a result of certain unexpected and uncontrollable events or strategic initiatives that may positively or negatively affect the performance metric in the short-term.
The performance measures for the 2021 PAIP included the same corporate goals for each NEO and specific individual goals depending on the individual roles and responsibilities of each NEO, with each NEO’s individual scorecard, other than with respect to Mr. Kemly and Mr. Allen, setting forth the weightings assigned to each performance measure.
The following table summarizes the thresholds, targets, and maximum parameters and actual 2021 performance for each of the applicable financial metrics selected under the 2021 PAIP:
2021 Performance Measures(1)	Threshold Parameter (Dollars in Millions)	Target Parameter (Dollars in Millions)	Stretch Parameter (Dollars in Millions)	2021 Actual Performance (Dollars in Millions)
Core Net Income of Columbia Bank(2)	$61.2	$72.6	$82.8	$94.9
Efficiency Ratio of Columbia Bank(2)	60.9%	57.9%	54.9%	53.9%
Non-Performing Assets to Total Assets	0.50%	0.25%	0.10%	0.04%

(1)
Payouts earned for intermediate performance levels are determined using straight line interpolation. Individual performance measures which do not have specific dollar or percentage thresholds but rather are tied to department performance or similar measures are not included in table but are set forth in the table below.

(2)
See Annex A — Non-GAAP Financial Measures for reconciliation to net income and efficiency ratio.

The weighting assigned to each NEO in the categories that are applicable to them are set forth below:
2021 Performance Measures	Mr. Kemly	Mr. Gibney	Mr. Allen	Mr. Klimowich	Ms. Schlesinger	Mr. Lewis
Net Income of Columbia Bank	35.0%	25.0%	35.0%	25.0%	25.0%	25.0%
Efficiency Ratio of Columbia Bank	35.0%	25.0%	35.0%	25.0%	25.0%	25.0%
Non-Performing Assets to Total Assets	30.0%	20.0%	30.0%	20.0%	20.0%	20.0%
Other(1)	0.0%	30.0%	0.0%	30.0%	30.0%	30.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
The “Other” category includes overall individual and/or department performance that is directly relevant to the NEO’s position and the performance of the business unit under their purview and generally relates to non-revenue producing items, other than with respect to Ms. Schlesinger and Mr. Lewis.

For purposes of determining the level of achievement for each of the performance measures under the 2021 PAIP, the Compensation Committee reviewed the applicable financial metrics, as derived from our 2021 financial results, and the individual and department metrics. For the 2021 performance year, the Compensation Committee certified achievement of the pre-established performance measures for the CEO and each of the other NEOs as reflected in the table above.
After review and discussion, the successful execution of individual and departmental strategic objectives in 2021 coupled with the Company’s financial performance resulted in payouts generally ranging between 113.0% and 134.89% of each NEO’s target 2021 PAIP opportunity, as is set forth below.
NEO	Target Opportunity ($)	Payout as a Percent of Target Opportunity (%)
Thomas J. Kemly	612,128	125
Dennis Gibney	284,280	117.5
E. Thomas Allen	352,820	125
John Klimowich	212,750	113
Allyson Schlesinger	218,500	134.9
Oliver E. Lewis, Jr.	201,250	130.5
The actual dollar amounts earned by our NEOs in fiscal year 2021, pursuant to the 2021 PAIP, are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.
Discretionary Bonus Payments.   We limit the use of discretionary bonus payments to extraordinary circumstances to rectify inequities or recognize outstanding performance. In 2021, the Company made no discretionary bonus payments to the NEOs.
Long-Term Equity Incentives
2019 Equity Incentive Plan.   On June 6, 2019, shareholders of the Company approved the 2019 Equity Incentive Plan, which provided for the grant of stock-based awards to officers, employees and non-employee directors of the Company and its subsidiaries. The Company may grant options, stock appreciations rights, restricted stock, restricted units, unrestricted stock awards, cash-based awards, performance awards, and dividend equivalent rights. The total number of shares of the Company’s common stock reserved for issuance under the plan are 7,949,996.
Both incentive stock options and non-qualified stock options may be granted under the Equity Incentive Plan, with total shares reserved for options equaling 5,678,569 with 2,012,505 shares remaining available for grant as options as of December 31, 2021. The total number of shares reserved for restricted stock or restricted units is 2,271,427, with 850,808 shares remaining available for grant as restricted stock or restricted units as of December 31, 2021.
The following table sets forth the annual equity awards that were granted in 2021 to our NEOs. The stock awards and options granted in 2021 vest over a three-year period at a rate of 33 1/3% per year.
Name	Stock Awards (Number of Shares)	Grant Date Fair Value of Stock Awards ($)(1)	Option Awards (Number of Options)	Grant Date Fair Value of Option Awards ($)(1)
Oliver E. Lewis, Jr.(2)	23,516	$419,996	57,026	279,998

(1)
Reflects the aggregate grant date fair value of restricted stock awards granted in 2021 under the 2019 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation. The amounts were calculated based on the Company’s stock price on the date of grant, which was March 22, 2021.

(2)
Mr. Lewis became Executive Vice President, Head of Commercial Banking on January 2, 2021.

Results of 2019 – 2021 Performance-based Awards.   On July 23, 2019, each of the NEOs other than Mr. Lewis were granted shares of performance-vested restricted stock which contained both performance and service conditions over three-year period. The three-year performance period for the 2019 performance shares concluded on December 31, 2021. Payout of the award was based 34% on our three-year cumulative EPS, 33% on ROAA over the three-year performance period and 33% on NPA to Assets relative to an industry peer group.
Payout percentages at various levels of performance for the 2019 performance shares and actual results are illustrated in the table below:
Corporate Goal	Threshold Performance Level (50% of Target Award)	Target Performance Level (100% of Target Award)	Actual Performance	Payment Level
Cumulative Earnings Per Share (“EPS”)	$1.15	$1.43	$2.03(1)	100%
Average Core Return on Average Assets (“ROAA”)	0.505%	0.632%	0.85%(2)	100%
Non-Performing Assets as a % of Total Assets(3)	—	0.27%	0.04%	100%

(1)
Cumulative EPS of $2.03 was calculated on a consolidated basis over a three-year period excluding from the weighted average shares outstanding over that period the number of the shares of Company common stock issued to Columbia Bank MHC in connection with the Roselle Bank and Freehold Bank merger transactions. If such shares were not excluded, cumulative EPS over the three-year period based on weighted average shares outstanding was $1.89 per share, which exceeded the target performance level for 100% payout of the award.

(2)
See Annex A — Non-GAAP Financial Measures for reconciliation to net income. To achieve the targets for this performance factor, Average Core ROAA was calculated on a Bank only basis. Those calculations used core net income with the line-item adjustments set forth in Annex A and resulted in Average Core Return on Average Assets on a Bank-only basis of 0.85%.

(3)
To achieve the NPA metric, the Company had to perform better than 50% of its peer group. For the year ended December 31, 2021, the peer group median for NPA/Assets was 0.27%.

The following table lists the number of 2019 performance shares that our NEOs earned at the end of the 2019 – 2021 performance cycle, which shares vest for each NEO effective July 23, 2022 provided the NEO is employed by the Company as of that date.
Name	2019 Performance Shares Earned at 100.00% of Target(1) (#)
Thomas J. Kemly	134,135
Dennis Gibney	49,038
E. Thomas Allen	57,692
John Klimowich	38,462
Allyson Schlesinger	31,731
Oliver E. Lewis, Jr.(2)	—

(1)
As the 2019 performance shares were earned as of December 31, 2021, but will not vest until July 23, 2022, they are reported as unvested restricted stock under “Outstanding Equity Awards at 2021 Fiscal Year End” in the column entitled “Number of Shares of Restricted Stock Not Vested”

(2)
Mr. Lewis was not an NEO in 2019, when the performance awards were granted to the other NEOs.

Retirement Benefits and Deferred Compensation
We maintain broad-based tax-qualified pension, tax-qualified employee stock ownership, and tax-qualified 401(k) plans. Generally, all employees of the Company are eligible to participate in these plans, including the NEOs. However, the pension plan was closed to new participants effective October 1, 2018.
In addition to the tax-qualified plans described above, we provide our NEOs and other highly compensated employees with benefits under a nonqualified retirement and deferred compensation plans, as described below.
See the narrative accompanying the pension benefit tables and nonqualified deferred compensation tables for details regarding these plans as well as the discussion of such plans below under “Executive Compensation.”
Other Benefits
We provide our NEOs with a set of core benefits that are generally available to our other full-time employees (e.g., coverage for medical, dental, vision care, prescription drugs, and basic life insurance and long-term disability coverage), plus voluntary benefits that a NEO may select (e.g., supplemental life insurance).
Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our NEOs. For a detailed description of our employment agreements with our NEOs, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 48.
Additional Compensation Practices and Policies
Clawback Policy
The Company has a policy for the recoupment of incentive compensation (the “Clawback Policy”). Under the Clawback Policy, if we restate our financial statements, or a financial statement or the calculation of a performance goal or metric is materially inaccurate, the Compensation Committee, in its sole discretion, may require recoupment from our executive officers, including our NEOs, of the portion of any annual or long-term cash or equity-based incentive or bonus compensation paid, provided, or awarded to any executive officer that represents the excess over what would have been paid if such event had not occurred.
Stock Ownership Guidelines
The Company’s Share Ownership and Retention Policy sets forth stock ownership guidelines that are robust and reflect current corporate governance trends. We require our executive officers and non-employee directors to own or acquire shares of Company stock having a fair market value equal to the following amounts:
Title	Amount
President and Chief Executive Officer	5x base salary
Senior Executive Vice Presidents	3x base salary
Executive Vice Presidents	3x base salary
Non-Employee Directors	3x annual fees and retainers for service on the Board
Each of these individuals must fulfill their ownership requirement within five years of becoming subject to the Share Ownership and Retention Policy, and individuals are further required to fulfill 25% and 50% of their ownership requirement within two and three years, respectively, of becoming subject to the Share Ownership and Retention Policy. In the event of a participant receiving a raise in his or her base salary or annual retainer, leading to an increase in the ownership requirement, the participant will be provided an additional one year from the time of the increase to achieve the required incremental increase in his or her ownership of shares. For purposes of determining ownership, the following shall be taken into account: (i) shares owned directly by the individual or his or her immediate family members residing in the same household, or shares held through a trust for the benefit of the individual or the individual’s dependent family members residing in the same household; (ii) shares owned through a qualified employee benefit plan, including the 401(k) Plan, or through the ESOP; (iii) share equivalents held in a non-qualified, deferred compensation arrangements; and (iv) 100% of restricted stock, or restricted stock units, the vesting of which is contingent on time or performance.
Each NEO’s and non-employee director’s stock ownership level is reviewed annually by the Company and the Nominating/Corporate Governance Committee. As of December 31, 2021, all current NEOs were in compliance with their respective stock ownership levels.
Anti-Hedging and Pledging Policies
The Company has a written policy that prohibits our directors and officers from hedging the value of our stock by the purchase and sale of puts, calls, options, or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, our officers, directors and employees are not allowed to pledge Company stock as collateral or acquire Company stock on margin.
No Tax Gross Ups
Our employment agreements with our NEOs do not provide for tax “gross ups” and instead provide for a “best net benefits” approach if severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made.
Perquisites
We annually review the perquisites that we make available to our named executive officers. The primary perquisites for these individuals include automobile allowances and certain club dues. See “Executive Compensation — Summary Compensation Table” for detailed information on the perquisites provided to our NEOs.
Tax and Accounting Considerations
To the greatest extent possible, we structure our compensation programs in a tax-efficient manner. Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or other NEOs and certain former NEOs. Prior to 2018, compensation was specifically exempt from the deduction limit to the extent that it was “performance-based” as previously defined in Section 162(m) of the Internal Revenue Code. For taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act of 2017 generally eliminated the “performance-based” compensation exemption and expanded the $1 million per covered employee annual limitation on tax deductibility to a larger group of named executive officers. In addition, the 2017 tax law also provides that any named executive officer who was a covered employee in taxable years beginning on and after January 1, 2017, will continue to be a covered employee for all subsequent taxable years (even after employment termination). As a result, the Company may not take a tax deduction for any compensation paid to its covered employees in excess of $1 million annually per covered employee with the exception of “performance-based” compensation paid pursuant to a written binding contract that was in effect on November 2, 2017, and that was not modified in any material respect on or after such date.
The Compensation Committee believes that tax deductibility is but one factor to consider in developing an appropriate compensation package for executives. As such, the Compensation Committee reserves and will exercise its discretion in this area to design a compensation program that serves the long-term interests of the Company, but which may not qualify for tax deductibility under Section 162(m) of the Internal Revenue Code.
In addition to Section 162(m) of the Internal Revenue Code, the Compensation Committee considers other tax and accounting provisions in developing the pay programs for the NEOs, including:
•
The annual rules applicable to fair value-based methods of accounting for stock compensation; and

•
The overall income tax rules applicable to various forms of compensation.

While the Compensation Committee generally tries to compensate the NEOs in a manner that produces favorable tax and accounting treatment, the main objective is to develop fair and equitable compensation arrangements that appropriately incentivize, reward, and retain the NEOs and aligns our performance goals with shareholder returns.
Share usage requirements and resulting potential shareholder dilution from equity compensation awards is also considered by the Compensation Committee in determining the size of long-term incentive grants.
Compensation Committee Report
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee:
Noel R. Holland (Chair)
Frank Czerwinski
Elizabeth E. Randall
Lucy Sorrentini
Robert Van Dyk
April 26, 2022

EXECUTIVE COMPENSATION

Summary Compensation Table
Name	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(7)
Thomas J. Kemly	2021	818,900	—	—	—	765,160	366,796	181,080	2,131,936
President and Chief Executive Officer	2020	825,577	—	—	—	890,236	1,751,023	151,035	3,617,871
	2019	775,000	—	4,184,996	2,790,002	849,735	2,350,329	181,941	11,132,003
Dennis E. Gibney	2021	412,000	—	—	—	334,029	56,107	74,510	876,646
Executive Vice President and Chief Financial Officer	2020	417,462	—	—	—	367,829	170,419	56,133	1,011,843
	2019	392,000	50,000	1,530,001	1,020,000	294,386	153,627	63,976	3,503,990
E. Thomas Allen, Jr.	2021	472,000	—	—	—	441,025	175,097	98,168	1,186,290
Senior Executive Vice President and Chief Operating Officer	2020	477,693	—	—	—	472,714	685,719	82,868	1,718,994
	2019	450,000	—	1,800,006	1,200,000	440,107	974,481	97,269	4,961,863
John Klimowich	2021	370,000	—	—	—	240,408	238,927	63,452	912,787
Executive Vice President and Chief Risk Officer	2020	363,462	—	—	—	272,602	757,071	47,683	1,440,818
	2019	330,000	—	1,199,999	799,999	255,760	869,887	50,500	3,506,145
Allyson Schlesinger	2021	380,000	—	—	—	294,737	73,000	77,345	825,082
Executive Vice President, Head of Consumer Banking	2020	379,039	—	—	—	256,743	107,402	57,314	800,498
	2019	365,000	50,000	990,008	660,000	162,100	84,048	69,884	2,381,040
Oliver E. Lewis, Jr.	2021	350,000	—	419,996	279,998	262,719	—	60,851	1,373,564
Executive Vice President, Head of Commercial Banking

(1)
Reflects salary amounts that include cash compensation earned by each NEO, including any portion of these amounts contributed to the tax-qualified 401(k) plan or the SIM. Due to the timing of payroll in 2020, amounts reflected in the 2020 row reflect one additional pay period than in typical years.

(2)
The discretionary bonus paid to Mr. Gibney in fiscal year 2019 was in recognition of his outstanding performance with respect to the two mergers that the Company announced in 2019. Ms. Schlesinger was entitled to a sign on bonus of $50,000 in connection with her employment by the Company in 2018, which was paid in fiscal year 2019.

(3)
Reflects the aggregate grant date fair value of restricted stock awards granted in 2019 under the 2019 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation. The amounts were calculated based on the Company’s stock price on the date of grant, which was July 23, 2019 for all named executive officers other than Mr. Lewis. For the performance-based portion of the 2019 restricted stock awards, the grant date fair value reflects the number of shares that are expected to vest based on the probable outcome of the performance results (i.e., target level of performance). With respect to Mr. Lewis, the amounts were calculated based on the Company’s stock price on the date of grant, which was March 22, 2021. These amounts reflect the total grant date fair value for these restricted stock awards and do not correspond to the actual value that will be recognized as income by each of the NEOs when received.

(4)
Reflects the aggregate grant date fair value of stock options granted in 2019 under the 2019 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation based upon a fair value of $4.25 for each option using the Black-Scholes option pricing model, other than Mr. Lewis. With respect to Mr. Lewis, a fair value of $4.91 was used for each option using the Black- Scholes option pricing model. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.
(5)
For 2021, represents non-discretionary, performance-based cash payments earned by each named executive officer during each year presented under the PAIP, which is described above under “Short-Term Incentives.” For 2021, specific amounts were as follows:

Columbia Bank Performance Achievement Incentive Plan(a)
Mr. Kemly	$765,160
Mr. Gibney	334,029
Mr. Allen	441,025
Mr. Klimowich	240,408
Ms. Schlesinger	294,737
Mr. Lewis	262,719

(a)
Represents performance-based payments earned under the PAIP, which is previously discussed in more detail under the section entitled “Short-Term Incentives” above.

For 2019 and 2020, in addition to awards made under the PAIP for such years, the sum in this column also represents awards made prior to 2019 under the Columbia Bank Long-Term Incentive Plan (“Cash LTIP”), which plan was terminated in 2019. Prior to termination of the Cash LTIP, Cash LTIP awards were granted annually using a three-year performance period. A participant was eligible to earn a target Cash LTIP award for a performance period with the amount of such awards based on a percentage of the participant’s base salary. The participant was eligible to earn a percentage of the target award for a performance period based on achievement of one or more performance measures established by the Compensation Committee of the Board for that performance period with two-thirds of the earned amount paid in cash within two and a half months following completion of the performance period and one-third of the earned amount paid in cash one year later subject to continued employment of the participant during that year. Under the Cash LTIP, awards were granted annually using a three-year performance period, with (i) two-thirds of a participant’s award for each three-year performance period earned at the end of the performance period and (ii) the remaining one-third earned one year later, subject to the participant’s continued employment as of the end of the one-year period following the end of the performance period.
(6)
Reflects the actuarial change in pension value in each individual’s accrued benefit under the defined benefit pension plan (and the supplemental plans) from December 31 of the prior year to December 31 of the reported year. Pension values may fluctuate significantly from year to year depending on a number of factors, including age and the assumptions used to determine the present value of a named executive officer’s accumulated benefit, including interest rates. The change in pension value reflects changes in interest rate assumptions, age, service, and earnings during 2021.

(7)
Details of the amounts disclosed in the “All Other Compensation” column for 2021 are provided in the table below, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs in 2021. Except as otherwise noted, the actual incremental costs to the Company of providing the perquisites and other personal benefits to the NEOs was used.

	Mr. Kemly	Mr. Gibney	Mr. Allen	Mr. Klimowich	Ms. Schlesinger	Mr. Lewis
Company contribution to ESOP and ESOP SERP(a)	141,817	64,707	78,388	53,320	52,834	37,126
Company matching contributions to 401(k) plan and SIM(b)	8,700	8,700	8,700	8,700	8,700	11,263
Executive term life insurance premiums(c)	3,333	383	1,669	712	—	—
Car allowances(d)	8,441	—	8,691	—	15,091	11,742
Mobile phone allowances(e)	720	720	720	720	720	720
Club dues(f)	18,069	—	—	—	—	—

(a)
Reflects regular ESOP and ESOP SERP allocations for each NEO.

(b)
Reflects the cost of matching contributions under our tax-qualified 401(k) plan and SIM.

(c)
Reflects the amount of imputed income for bank owned life insurance.

(d)
Reflects the car allowance of each NEO who was provided with such allowance during 2021 as part of our car allowance program.

(e)
Reflects the mobile phone allowance of each NEO during 2021 as part of our mobile phone program.

(f)
Reflects the payment of club dues for Mr. Kemly under our club membership policy.

Grants of Plan Based Awards
The following table summarizes grants made in 2021 to Mr. Lewis under the 2019 Equity Incentive Plan. No other NEO received any grants under the 2019 Equity Incentive Plan during 2021. The material terms of the Company’s annual and long-term incentive programs are described in the Compensation Discussion and Analysis on page 26 of this Proxy Statement.
		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(1)(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(2)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oliver E. Lewis, Jr.	3/22/21	—	—	—	—	—	—	23,516	—	—	419,996
	3/22/21	—	—	—	—	—	—	—	57,026	$17.86	279,998

(1)
The information in this column represents time-vested restricted stock awards granted in 2021 under the 2019 Equity Incentive Plan. The stock awards vest in three approximately equal installments commencing on March 22, 2022.

(2)
The information in this column represents time-vested stock option awards granted in 2021 under the 2019 Equity Incentive Plan. The stock options vest in three approximately equal annual installments commencing on March 22, 2022.

(3)
The amounts reported are the aggregate grant date fair value of the awards computed in accordance with the FASB ASC Topic 718 for share-based payments. The grant date fair value of all restricted stock awards is equal to the number of awards multiplied by $17.86, the closing price for the Company’s common stock on the date of grant. The grant date fair value for stock option awards is equal to the number of options multiplied by a fair value of $4.91, which was computed using the Black-Scholes option pricing model.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table shows information regarding all unvested equity awards held by our NEOs on December 31, 2021. With the exception of Mr. Lewis, who became an NEO in January 2021, no equity awards were made to the NEOs in 2021. These awards are subject to forfeiture until vested, and the ultimate value of performance-based awards is unknown. The material terms and conditions of the equity awards reported in this table are described in the “Long-Term Equity Incentives” section of the Compensation Discussion and Analysis beginning on page 36 of this Proxy Statement. No equity award granted to a NEO has been transferred to any other person, trust or entity.
	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Stock Options Exercisable(1)	Number of Underlying Unexercised Options Unexercisable(1)(4)	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock Not Vested(2)(4)	Market Value of Shares or Units of Restricted Stock Not Vested(3)	Number of Unearned Performance Shares	Market Value of Unearned Performance Shares
Thomas J. Kemly	07/23/2019	262,588	393,883	$15.60	07/23/2029	—	$—	—	$—
	07/23/2019	—	—	—	—	214,616	4,476,890	—	—
Dennis E. Gibney	07/23/2019	96,000	144,000	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	78,462	1,636,718	—	—
E. Thomas Allen, Jr.	07/23/2019	112,941	169,412	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	92,308	1,925,545	—	—
John Klimowich	07/23/2019	75,294	112,941	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	61,539	1,283,703	—	—
Allyson Schlesinger	07/23/2019	62,117	93,177	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	50,770	1,059,063	—	—
Oliver E. Lewis, Jr.	12/16/2019	7,058	10,589	$17.00	07/23/2029	—	—	—	—
	12/16/2019	—	—	—	—	5,718	119,278	—	—
	03/22/2021	—	57,026	$17.86	03/22/2031	—	—	—	—
	03/22/2021	—	—	—	—	23,516	490,544	—	—

(1)
Represents stock options granted pursuant to the 2019 Equity Incentive Plan that vest in five approximately equal annual installments commencing on July 23, 2020.

(2)
Represents stock awards granted pursuant to the 2019 Equity Incentive Plan that vest 20% per year based on continued employment through the fifth anniversary of the grant date (subject to certain exceptions) and performance-based stock awards granted in 2019 for which the performance metrics have been met at target as of December 31, 2021 but such shares remain subject to continued employment through July 23, 2022, the third anniversary of the grant date (subject to certain exceptions).

(3)
Based on the Company’s closing stock price of $20.86 on December 31, 2021.

(4)
Represents stock options and restricted stock awards granted to Mr. Lewis in 2021 pursuant to the 2019 Equity Incentive Plan that vest in three approximately equal annual installments commencing on March 22, 2022.

Option Exercises and Stock Vested
The following table shows the value realized upon the vesting of restricted stock awards in 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Thomas J. Kemly	—	—	26,827	$471,350
Dennis E. Gibney	—	—	9,808	172,327
E. Thomas Allen	—	—	11,539	202,740
John Klimowich	—	—	7,692	135,148
Allyson Schlesinger	—	—	6,346	111,499
Oliver E. Lewis, Jr.	—	—	715	12,563

(1)
The amounts reported in this column are determined by multiplying the number of shares that vested by the per share closing price of Company common stock on the vesting date.

Pension Benefits
Tax-Qualified Pension Plan.   The Columbia Bank Retirement Plan (“Pension Plan”) is a tax-qualified defined benefit pension plan that covers approximately 930 eligible current employees, former employees and retirees of the Company. All of the NEOs other than Mr. Lewis participate in the Pension Plan. If a participant elects to retire upon the attainment of age 65, and the participant was hired prior to July 1, 2005, the plan provides that the participant’s normal retirement benefit will equal 2% of his or her average annual compensation for each plan year and month of service, up to a maximum of 45 years. If a participant elects to retire upon attainment of age 65, and the participant was hired on or after July 1, 2005, the plan provides that the participant’s normal retirement benefit will equal 1.8% of his or her average annual highest compensation over five consecutive years for each plan year and month of service, up to a maximum of 45 years. Participants who have attained age 55 and have completed 10 years of service may retire early. If the participant was hired prior to July 1, 2005, his or her benefit will be reduced by 0.25% for each year of early commencement between age 55 and 65; if the participant was hired on or after July 1, 2005, his or her benefit will be reduced by 1/15th for each year of early commencement between age 60 and 65 and an additional 1/30th for each year of early commencement between age 55 and 60. Participants become fully vested in their accrued plan benefit after five years of service. Under the plan, “average annual compensation” is defined as the average of a participant’s compensation for the period of five consecutive years during which his or her compensation was the highest. The Pension Plan was closed to new participants effective October 1, 2018. The Pension Plan was overfunded at December 31, 2021, with assets representing 158.5% of our benefit obligation at that date.
Retirement Income Maintenance Plan.   The Columbia Bank Retirement Income Maintenance Plan (“RIM”) is a nonqualified and unfunded defined benefit retirement plan that provides supplemental retirement benefits to certain highly compensated employees of the Company and its subsidiaries whose benefits under the Pension Plan are limited due to the restrictions of Section 415 and/or Section 401(a)(17) of the Internal Revenue Code. All of the NEOs who participate in the Pension Plan also participate in the RIM. A participant’s benefit under the RIM is equal to the excess of (i) the benefit that would be payable to the participant in accordance with the terms of the tax-qualified pension plan disregarding the limitations imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code, less (ii) the benefit actually payable to the participant under the Pension Plan after taking such limitations into account. A participant becomes vested in his or her RIM benefits upon satisfying the requirements for early retirement (attaining age 55 while employed and completing 10 years of service) or normal retirement (attaining age 65 while employed and completing 5 years of service). A participant’s vested RIM benefit will be paid at the time and in the form elected by the participant; the default time and form of payment is a life annuity with a minimum of 120 monthly payments commencing on the first day of the month following the month in which the participant separates from service, provided that if the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue

Code on the date of the participant’s separation from service, payment will be delayed for six months following the participant’s separation from service.
Pension Benefits Table.   The following table shows the actuarial present value of the accumulated benefit under our tax-qualified pension plan and the RIM, along with the number of years of credited service under the respective plans, for each of our named executive officers.
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)
Thomas J. Kemly	Columbia Bank Retirement Plan	40.67	4,327,332
	Columbia Bank Retirement Income Maintenance Plan	40.67	7,725,765
Dennis E. Gibney	Columbia Bank Retirement Plan	7.50	406,744
	Columbia Bank Retirement Income Maintenance Plan	7.50	168,932
E. Thomas Allen, Jr.	Columbia Bank Retirement Plan	27.25	2,971,349
	Columbia Bank Retirement Income Maintenance Plan	27.25	1,877,664
John Klimowich	Columbia Bank Retirement Plan	36.17	3,280,266
	Columbia Bank Retirement Income Maintenance Plan	36.17	511,867
Allyson Schlesinger	Columbia Bank Retirement Plan	3.25	212,059
	Columbia Bank Retirement Income Maintenance Plan	3.25	56,721
Oliver E. Lewis, Jr.	Columbia Bank Retirement Plan	—	—
	Columbia Bank Retirement Income Maintenance Plan	—	—

(1)
The Company provides its actuaries with certain rate assumptions used in measuring its benefit obligations under the Pension Plan. The most significant of these is the discount rate used to calculate the period-end present value of the benefit obligations, and the expense to be included in the following year’s financial statements. The discount rate assumption for 2021 was determined based on a cash flow-yield curve model specific to the Company’s Pension Plan. The Pension Plan was overfunded at December 31, 2021, with assets representing 158.5% of our benefit obligation at that date.

Pay Ratio
The Company is required by SEC rules to disclose the median of the annual total compensation of all employees of the Company (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on the Company’s payroll records and the methodology described below and was calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use variety of methodologies, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
For purposes of calculating the 2021 pay ratio, the Company selected December 31, 2021 as the determination date for identifying the median employee. Year-to-date taxable wages paid from January 1, 2021 to December 31, 2021 for all employees as of the determination date, with the exception of Mr. Kemly, were arrayed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period. This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. The median employee was identified, and total compensation for the median employee was calculated in the manner required for the Summary Compensation Table. Mr. Kemly’s total compensation for 2021, as disclosed in the Summary Compensation Table, was $2,131,936 and the median employee’s total compensation was $121,439 producing a ratio of 18 to 1.
Nonqualified Deferred Compensation
Supplemental Executive Retirement Plan.   The Columbia Bank ESOP Supplemental Executive Retirement Plan (“ESOP SERP”) is a nonqualified and unfunded defined contribution retirement plan that provides supplemental retirement benefits related to its tax-qualified employee stock ownership plan. The ESOP SERP provides benefits to eligible officers of the Company and its subsidiaries designated by the Board that cannot be provided under the tax-qualified employee stock ownership plan but for the eligibility requirements of the plans or limitations imposed by the Internal Revenue Code. All NEOs are eligible to participate in the ESOP SERP. A NEO becomes vested in these benefits in 25% increments after completing two, three, four and five years of service with the Company. In addition to providing benefits that would otherwise be lost as a result of eligibility requirements or the Internal Revenue Code limitations on tax-qualified plans, the ESOP SERP also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the tax-qualified employee stock ownership plan loan. Under the terms of the ESOP SERP, each NEO is eligible to receive a cash payment in the event of a change in control equal to the dollar value of the stock benefit the NEO would have received under the tax-qualified employee stock ownership plan and ESOP SERP had the executives remained employed throughout the term of the loan, less the shares of common stock allocated under the tax-qualified employee stock ownership plan and ESOP SERP on the NEO’s behalf. The supplemental change in control benefits under the ESOP SERP are nonforfeitable and distributable upon termination of employment for any reason.
Non-Qualified Savings Income Maintenance Plan.   The Columbia Bank Savings Income Maintenance Plan (the “SIM”) is a non-qualified and unfunded defined contribution retirement plan for the benefit of certain highly compensated employees of the Company and its subsidiaries. All NEOs are eligible to participate in the SIM. Under the SIM, a participant may defer between 3% and 13% of the participant’s compensation above the salary limit imposed by Section 401(a)(17), reduced by the amount of Federal Insurance Contribution Act taxes that the participant must pay in a plan year with respect to such compensation. In addition, the Company may make matching contributions equal to a portion of a participant’s compensation deferred under the SIM. For 2021, Columbia Bank made matching contributions in an amount equal to 100% of up to the first 3% of a participant’s compensation in excess of $295,000 that the participant deferred under the SIM including all of the NEOs other than Mr. Lewis, whose match was based on 4.5% of his compensation. Participants earn a return on their notional account balances based on investment in phantom investment funds (similar to those available under the 401(k) Plan) selected by participants. The SIM does not guarantee a rate of return and none of the investment funds provide above market earnings. Participants are immediately 100% vested in their account balances attributable to compensation deferral contributions. Participants generally become vested in their account balances attributable to matching contributions in installments – 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service – and become 100% vested upon death. A participant’s vested account balance will be distributed to the participant in a single lump sum upon the earlier of the participant’s separation from service or a change in control of Columbia Bank. If distribution is triggered by separation from service, it will be made on the first day of the month next following the two-month anniversary of the participant’s separation from service, provided that if the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code on the date of the participant’s separation from service, payment will be delayed for six months following the participant’s separation from service. If distribution is triggered by a change in control, it will be made on the first day of the month next following the change in control.
Stock-Based Deferral Plan.   In connection with the public offering of Columbia Financial common stock in 2018, participants in the SIM and the Columbia Bank Director Deferred Compensation Plan were provided with the opportunity to direct the investment of portions of their account balances under those plans into phantom shares of Columbia Financial common stock by way of a transfer of these amounts to the new Columbia Bank Stock-Based Deferral Plan. The Plan Administrator may, in its discretion, specify an annual window period during which participants may direct the investment of portions of their SIM and the Columbia Bank Director Deferred Compensation Plan account balances into phantom shares of Columbia Financial common stock by way of a transfer of these amounts to the Columbia Bank Stock-Based Deferral

Plan. This plan in effect is an additional phantom investment alternative available with respect to the SIM and the Columbia Bank Director Deferred Compensation Plan. As a result, data for this plan is not included in the table below.
Nonqualified Deferred Compensation Table.   The following table discloses contributions made under the SIM and the ESOP SERP for each named executive officer in 2021, along with the earnings and balances on each executive’s account as of December 31, 2021.
Name	Plan	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Balance at Last Fiscal Year End(4)
Thomas J. Kemly	Columbia Bank Savings Income Maintenance Plan	95,099	2,086	—	1,436,130
	ESOP Supplemental Executive Retirement Plan(1)	—	117,754	—	463,962
Dennis E. Gibney	Columbia Bank Savings Income Maintenance Plan	26,969	—	—	242,787
	ESOP Supplemental Executive Retirement Plan	—	40,644	—	152,869
E. Thomas Allen, Jr.	Columbia Bank Savings Income Maintenance Plan	56,473	—	—	154,653
	ESOP Supplemental Executive Retirement Plan	—	54,325	—	206,733
John Klimowich	Columbia Bank Savings Income Maintenance Plan	14,104	—	—	68,676
	ESOP Supplemental Executive Retirement Plan	—	29,257	—	98,940
Allyson Schlesinger	Columbia Bank Savings Income Maintenance Plan	22,913	—	—	35,818
	ESOP Supplemental Executive Retirement Plan	—	28,771	—	76,389
Oliver E. Lewis, Jr.	Columbia Bank Savings Income Maintenance Plan	—	—	—	15,997
	ESOP Supplemental Executive Retirement Plan	—	13,063	—	13,063

(1)
Executive contributions are not permitted under the ESOP SERP.

(2)
Represents amounts earned in 2021 and credited to the NEO’s account in 2022. These amounts are disclosed in the Summary Compensation Table under “All Other Compensation” for each NEO.

(3)
The Company does not provide above-market or preferential rates and, as a result, the notional earnings are not included in the 2021 Summary Compensation Table.

(4)
Includes amounts earned in 2021 and credited to the accounts of the NEOs in 2022. None of the amounts reported in this column are reflected in the 2021 Summary Compensation Table. Deferral balances of the NEOs under the SIM were notionally invested among a variety of mutual fund alternatives and our common stock, and deferral balances under the ESOP SERP were notionally invested in shares of our common stock.

Summary of Executive Employment Agreements and Potential Payments Upon Termination or Change in Control
We have entered into two-year employment agreements with Messrs. Kemly, Gibney, Allen, Klimowich, Lewis and Ms. Schlesinger. Each employment agreement provides for a two-year term. The Board may extend the terms of the employment agreements with the NEOs annually for another twelve-month period, unless the NEO gives notice of non-renewal at least sixty days prior to such extension. The Compensation Committee annually reviews the NEO’s base salaries. In addition to base salary, the agreements provide that the NEOs shall be eligible to participate in the short-term and long-term incentive compensation plans of Columbia Bank. Each NEO shall also be entitled to continue participation in any fringe benefit arrangements in which he or she was participating on the effective date of the employment agreement. In addition, the agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the NEO’s duties.
If a NEO’s employment is terminated by Columbia Financial or Columbia Bank during the term of the agreement, without cause, including a resignation for good reason (as defined in the agreement), but excluding termination for cause or due to death, disability, retirement, the executive would be entitled to a payment equal to a multiple (three times for Mr. Kemly and two times for Messrs. Gibney, Allen, and Klimowich and one times for Ms. Schlesinger and Mr. Lewis) of the sum of: (i) his or her annual base salary plus (ii) his or her target annual bonus in effect on the termination date. The severance payment shall be paid to the NEO as salary continuation in substantially equal installments over the thirty-six, twenty-four or twelve-month period, respectively, in accordance with Columbia Bank’s customary payroll practices, subject to the receipt of a signed release of claims from the NEO within the time frame set forth in the agreement. Assuming the NEO elects continued medical, vision and dental coverage under COBRA, Columbia Bank will reimburse the executive the amount equal to the monthly COBRA premium paid by the NEO for such coverage less the active employee premium for such coverage for a period of 36 months, in the case of Mr. Kemly, and 24 months, in the case of Messrs. Gibney, Allen, and Klimowich and 12 months in the case of Ms. Schlesinger and Mr. Lewis or such lesser period as may be required under COBRA.
If executive NEO’s employment is terminated during the term of the agreement by Columbia Financial or Columbia Bank without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control (as also defined in the agreements), the NEO would be entitled to a payment equal to a multiple of three times (two times in the case of Ms. Schlesinger and Mr. Lewis) of the sum of: (i) his or her annual base salary (or his base salary in effect immediately before the change in control, if higher) plus (ii) his or her annual target bonus (or his target bonus in effect immediately before the change in control, if higher). The severance payment shall be paid to the NEO within sixty days of the termination date in a single lump sum payment. The payment shall also include a sum equal to his or her prior year bonus in a lump sum on the date on which the annual bonus would have been paid to NEO but for NEO’s termination of employment. In addition, each NEO shall receive a lump sum payment equal to the cost of providing continued life, medical, vision and dental coverage for 36 months following termination less the active employee charge for such coverage in effect on the termination date.
For purposes of the NEO’s ability to resign and receive a payment under the agreement, “good reason” would include the occurrence of any of the following events: (i) a material reduction in the NEO’s base salary or target bonus under the cash incentive plans, if applicable, except for reductions proportionate with similar reductions to all other members of the executive leadership team; (ii) a material adverse change in NEO’s position that results in a demotion in the NEO’s status within Columbia Financial or Columbia Bank; (iii) a change in the primary location at which the NEO is required to perform the duties of his employment with Columbia Financial and Columbia Bank to a location that is more than thirty (30) miles from the location of the Bank’s headquarters as of the date of the agreement; or (iv) a material breach by Columbia Financial or Columbia Bank of any written agreement between the NEO, on the one hand, and any of Columbia Financial and Columbia Bank or any other affiliate of Columbia Financial, on the other hand, unless arising from the NEO’s inability to materially perform his or her duties under the agreement.
Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is generally equal to an average of the individual’s taxable compensation for the five taxable years preceding the year a change in control occurs. The employment agreements with our NEOs provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G. The best net benefits approach reduces a NEO’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the NEO compared to the amount the NEO would receive net of the excise tax if no reduction were made.
Under the employment agreements, if an NEO’s employment terminates as a result of disability, the employment agreement will terminate and the NEO will receive an amount equal to one time the sum of his or her base salary and target bonus in effect on the termination date less the amount expected to be paid to the NEO under the Columbia Bank long term disability plan, payable as salary continuation in substantially equal installments over a twelve-month period. For these purposes, disability will occur on the date on which the insurer or administrator of the Bank’s long-term disability insurance determines that the NEO is eligible to commence benefits under such insurance. If the NEO dies while employed, (i) the NEO will remain entitled to life insurance benefits pursuant to Columbia Bank’s plans, programs, arrangements, and practices in this regard and (ii) Columbia Bank will pay to his or her designated beneficiary an amount equal to one time the sum of the NEO’s base salary and target bonus in effect on the termination date.
Under the 2019 Equity Incentive Plan and the award agreements for the equity awards made to the NEOs, in the event of a change in control (as defined in the plan) and the involuntary separation of the NEO from service with the Company and its affiliates without cause within 12 months of the change in control and prior to the last vesting date for such awards, if such awards are not assumed by the surviving entity in the change in control, all such awards that are unvested at the time of the change in control will become immediately vested upon the effective date of the change in control.
As disclosed under “Nonqualified Deferred Compensation” at page 47 above, under the terms of the ESOP SERP, an NEO will receive an additional cash payment in the event of a change in control equal to the benefit the NEO would have received under the ESOP and the ESOP SERP had the NEO remained employed throughout the term of the ESOP loan, less the benefits actually provided under the ESOP and ESOP SERP on the NEO’s behalf. The supplemental change in control benefits credited to NEO accounts under the ESOP SERP are nonforfeitable and will be distributed upon termination of employment for any reason. Payments under the ESOP SERP are not categorized as parachute payments and, therefore, do not count towards a participating executive’s limitation under Section 280G of the Internal Revenue Code.
Each NEO’s account balance under the SIM will become fully vested upon the NEO’s death. RIM benefits are described in more detail under “Nonqualified Deferred Compensation” at page 47 above.
Messrs. Kemly, Allen and Klimowich are vested in their RIM benefits and they have each elected to receive payment of their accrued benefits under the RIM upon a change in control (as defined in the RIM). RIM benefits are described in more detail under “Pension Benefits” at page 45 above.
Tabular Information Regarding Potential Payments to Executives Upon Termination or a Change in Control
The following table summarizes the estimated payments to which the named executive officers were entitled upon termination as of December 31, 2021. Benefits payable under the Retirement Plan, the RIM, the 401(k) Plan and vested balances under non-qualified, deferred compensation plans are not included. For additional information on the benefits payable to our named executive officers upon termination or a change in control, see “— Employment Agreements with Named Executive Officers.”
	Thomas J. Kemly	Dennis E. Gibney	E. Thomas Allen, Jr.	John Klimowich	Allyson Schlesinger	Oliver E. Lewis, Jr.
Death:
Employment Agreements(1)	$1,431,028	$696,280	$824,820	$582,750	$598,500	$551,250
Executive Life Insurance	1,228,500	618,000	708,500	555,500	—	—
Performance Achievement Incentive Plan(2)	765,160	334,029	441,025	240,408	294,737	262,719
Equity Awards(3)	2,024,163	740,025	870,611	580,421	478,862	382,372
Total	$5,448,851	$2,388,334	$2,844,956	$1,959,079	$1,372,099	$1,196,341
Disability:
Employment Agreements(4)	$1,431,028	$696,280	$824,820	$582,750	$598,500	$551,250
Performance Achievement Incentive Plan(2)	765,160	334,029	441,025	240,408	294,737	262,719
Equity Awards(3)	2,024,163	740,025	870,611	580,421	478,862	382,372
Total	$4,220,351	$1,770,334	$2,136,456	$1,403,579	$1,372,099	$1,196,341
Retirement:
Employment Agreements	$—	$—	$—	$—	$—	$—
Performance Achievement Incentive Plan(2)	765,160	334,029	441,025	240,408	294,737	262,719
Equity Awards	—	—	—	—	—	—
Total	$765,160	$334,029	$441,025	$240,408	$294,737	$262,719

	Thomas J. Kemly	Dennis E. Gibney	E. Thomas Allen, Jr.	John Klimowich	Allyson Schlesinger	Oliver E. Lewis, Jr.
Involuntary Termination by Company without Cause or Resignation by Executive Officer for Good Reason Prior to Change in Control:
Employment Agreements(5)	$5,136,589	$1,803,764	$2,145,425	$1,483,084	$893,237	$862,694
Equity Awards	—	—	—	—	—	—
Total	$5,136,589	$1,803,764	$2,145,425	$1,483,084	$893,237	$862,694
Involuntary Termination by Company without Cause or Resignation by Executive Officer for Good Reason Upon or After Change in Control:
Employment Agreements(6)	$5,214,934	$2,577,220	$3,025,005	$2,143,009	$1,491,737	$1,462,668
Equity Awards(7)(10)	6,548,714	2,394,157	2,816,652	1,877,773	1,549,173	821,773
ESOP SERP(8)	2,180,399	879,069	1,110,921	666,353	635,758	288,273
Potential Forfeiture (Best Net After Tax)(9)	—	—	—	—	(369,527)	—
Total	$13,944,048	$5,850,446	$6,952,579	$4,687,135	$3,307,141	$2,572,714

(1)
Reflects payment under the applicable employment agreement equal to the sum of (1) the executive’s base salary in effect on December 31, 2021 and (2) target annual bonus in effect on December 31, 2021, plus the amount of the executive’s life insurance death benefit.

(2)
In the event of separation from service with the Company due to death, disability, or retirement, an executive would receive a prorated portion of the PAIP award earned for the year in which such separation occurs based on the period of active employment during such year. The amounts included in the table reflect 100% of the earned PAIP award given for 2021 given the assumption that separation occurs on the last day of the year.

(3)
In the event of separation from service with the Company due to death or disability, an executive would vest in 50% of his or her net outstanding 2021 stock options and time-vested restricted stock, unless the executive is already vested in at least 50% of such awards in which case there is no accelerated vesting, and in 50% of his or her outstanding 2021 performance-based restricted stock (at target). The amount included in the table for the time-based and performance-based restricted stock awards reflects 50% of the total number of outstanding shares multiplied by the closing market price of our common stock on December 31, 2021 of $20.86. The amount included in the table for stock options reflects the difference between the aggregate market value of 50% of the underlying shares as of December 31, 2021, calculated based on the closing market price of our common stock on that day of $20.86 and the aggregate exercise price 50% of all outstanding stock options.

(4)
Reflects payment under the applicable employment agreement equal to the sum of (A) the executive’s base salary in effect on December 31, 2021, and (B) target annual bonus in effect on December 31, 2021. This payment will be reduced by the amount expected to be paid to the executive under the Company’s program of long-term disability insurance over the 12-month period following the executive’s termination.

(5)
Reflects payment under the applicable employment agreement equal to the sum of (1) two times (three times for Mr. Kemly and one times for Ms. Schlesinger and Mr. Lewis) the sum of the executive’s (A) base salary in effect on December 31, 2021, and (B) target annual bonus in effect on December 31, 2021, (2) 18 times (12 times for Ms. Schlesinger and Mr. Lewis) an amount which after taxes (determined using an assumed aggregate 40% tax rate) equals the difference between (A) the Company’s monthly COBRA premium for the type of Company-provided group health plan coverage in effect on December 31, 2021, for the executive, and (B) the active employee charge for such coverage, (3) the unpaid bonus due to the executive for the 2021 fiscal year of the Company.
(6)
Reflects payment under the applicable employment agreement equal to the sum of (1) three times (two times for Ms. Schlesinger and Mr. Lewis) the sum of the Executive’s (A) base salary in effect on December 31, 2021, and (B) target annual bonus in effect on December 31, 2021, (2) 36 times an amount which after taxes (determined using an assumed aggregate 40% tax rate) equals the difference between the Company’s monthly COBRA premium for the type of Company-provided group health plan coverage in effect on December 31, 2021, for the executive, and (B) the active employee charge for such coverage, and (3) the unpaid bonus due to the executive for the 2021 fiscal year of the Company.

(7)
In the event of separation from service with the Company without Cause within 12 months after the effective date of a change in control, an executive would become 100% vested in the executive’s 2021 outstanding stock options, time-based restricted stock and performance-based restricted stock. For the performance based restricted stock, the executive would vest at target. The amount included in the table for the time-based and performance-based restricted stock awards reflects the total number of outstanding shares multiplied by the closing market price of our common stock on December 31, 2021 of $20.86. The amount included in the table for stock options reflects the difference between the aggregate market value of 100% of the underlying shares as of December 31, 2021 calculated based on the closing market price of our common stock on that day of $20.86 and the aggregate exercise price of all outstanding stock options.

(8)
Represents additional benefit due in the event of a change in control and full repayment of all outstanding ESOP loans.

(9)
These payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Internal Revenue Code equal or exceed three times the executive’s average taxable compensation received from the Company for the five-year period ending December 31, 2021, and if the executive would receive on an after-tax basis by reducing the payments that he or she would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Internal Revenue Code. The potential reduction could be less or greater depending on the actual circumstances at the time of a real transaction.

(10)
Assumes that the surviving entity in such change in control does not assume or replace the equity awards in connection with the change in control.

DIRECTOR COMPENSATION

Elements of Director Compensation
Director Fees.   During 2021, the non-employee directors of Columbia Bank received compensation for service and attendance as follows:
•
The Chairman of the Board of Directors received an annual retainer of $134,500;

•
The Chairman of the Audit Committee received an annual retainer of $7,500;

•
The Chairman of the Nominating/Corporate Governance Committee received an annual retainer of $7,500;

•
Directors (other than the Chairman of the Board) received an annual retainer of $67,800;

•
Members of the Nominating/Corporate Governance Committee received an annual retainer of $5,000;

•
The Chairman of the Board received an additional fee of $1,500 for each Board meeting attended; and

•
Directors (other than the Chairman of the Board) received an additional fee of $1,300 for each Board meeting attended.

Board members do not receive any additional compensation as a result of their service as directors of Columbia Bank MHC and, with exception of special meetings of Columbia Financial only, do not receive any additional compensation as a result of their services as directors of Columbia Financial.
Long-Term Equity Program.    The 2019 Equity Incentive Plan was adopted by the Company and approved by our shareholders to enhance the alignment between the financial interests of our employees and non-employee directors and those of our shareholders. No equity awards were made to the Company’s non-employee directors in 2021.
2021 Director Compensation
The following table sets forth the compensation received by individuals who served as our non-employee directors during the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Frank Czerwinski	113,000	—	—	—	1,778	114,778
Noel R. Holland	165,735	—	—	24,765	3,830	194,330
James M. Kuiken	105,500	—	—	—	—	105,500
Michael Massood, Jr.	113,000	—	—	—	14,043	127,043
Elizabeth E. Randall	55,250	—	—	55,250	1,243	111,743
Lucy Sorrentini	55,042	—	—	55,042	30,012	140,096
Daria Stacy-Walls Torres(5)	6,950	—	—	42,550	—	49,500
Robert Van Dyk	109,200	—	—	—	—	109,200
Paul Van Ostenbridge	109,200	—	—	—	142	109,342

(1)
As of December 31, 2021, each director other than Ms. Sorrentini, Mr. Kuiken, Ms. Torres and Mr. Van Ostenbridge, held 20,423 shares of unvested restricted stock. As of December 31, 2021, each of Ms. Sorrentini, Mr. Kuiken and Mr. Van Ostenbridge held 2,211 shares of unvested restricted stock and Ms. Torres had no shares of unvested restricted stock.

(2)
As of December 31, 2021, each director other than Ms. Sorrentini, Mr. Kuiken, Ms. Torres and Mr. Van Ostenbridge, held 49,977 shares of unvested stock options. As of December 31, 2021, neither Ms. Sorrentini, Mr. Kuiken, Ms. Torres and Mr. Van Ostenbridge had any options outstanding.

(3)
Represents director fees deferred under the Stock-Based Deferral Plan.

(4)
Includes imputed income for bank owned life insurance for Mr. Czerwinski, Mr. Holland, Mr. Massood, Ms. Randall and Mr. Van Ostenbridge and premiums for health insurance paid by Columbia Bank on behalf of Mr. Massood, Mr. Holland and Ms. Sorrentini.

(5)
Ms. Torres was appointed to the Board of Directors effective July 26, 2021.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the 2022 fiscal year, subject to ratification by shareholders. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by shareholders at the Annual Meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the years ending December 31, 2021 and December 31, 2020 for services provided by KPMG LLP.
	2021	2020
Audit Fees(1)	$1,040,000	$905,000
Audit-Related Fees	—	107,000
Tax Fees	—	—
All Other Fees	—	—

(1)
Includes fees for performance of the audit and review of consolidated financial statements and fees relating to the review of public filings.

Pre-Approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2021, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls over financial reporting on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”
In relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.
Audit Committee of the Board of Directors
Michael Massood, Jr. (Chair)
Noel R. Holland
James M. Kuiken
Paul Van Ostenbridge

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by federal securities laws, we are providing our shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2022 proxy statement, is hereby approved.”
This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.
The Board of Directors recommends that shareholders vote FOR the approval of the compensation paid to the Company’s named executive officers.

STOCK OWNERSHIP

Stock Ownership Tables
The following table provides information as of the Record Date about the persons and entities known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investment power
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding(1)
Columbia Bank MHC 19-01 Route 208 North Fair Lawn, New Jersey 07410	76,016,524	67.8%

(1)
Based on 112,152,249 shares of Company common stock outstanding and entitled to vote as of the Record Date.

The following table provides information as of the Record Date about the shares of Columbia Financial common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the executive officers of the Company and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and sole investment power with respect to the number of shares shown. As of the Record Date, none of our directors or executive officers beneficially owned more than 1% of the Company’s outstanding shares of common stock and the number of shares beneficially owned by all directors and executive officers as a group totaled 2.6% of our outstanding shares.
Name and Address	Number of Shares Owned(1)	Number of Shares That May be Acquired Within 60 Days by Exercising Options
Directors:
Noel R. Holland	92,929	33,317
Frank Czerwinski(2)	89,038	33,317
Thomas J. Kemly(3)	489,814	262,588
James M. Kuiken	4,816	—
Michael Massood, Jr.	87,998	33,317
Elizabeth E. Randall	88,967	33,317
Lucy Sorrentini	7,631	—
Robert Van Dyk(4)	131,038	33,317
Paul Van Ostenbridge	11,491	—
Daria Stacy-Walls Torres	3,926	—
Executive Officers Who Are Not Directors:
E. Thomas Allen, Jr.	189,689	112,941
Dennis E. Gibney(5)	191,865	96,000
W. Justin Jennings	18,658	—
Geri M. Kelly	132,705	60,235
John Klimowich	114,660	75,294

Name and Address	Number of Shares Owned(1)	Number of Shares That May be Acquired Within 60 Days by Exercising Options
Mark S. Krukar	117,121	56,470
Oliver E. Lewis, Jr.	32,544	26,066
Brian W. Murphy(6)	70,555	31,058
Allyson Schlesinger	91,514	62,117
All Directors, Director Nominees and Executive Officers as a Group (19 persons)	1,966,959	949,354

(1)
This column includes shares of Company common stock beneficially owned as follows:

	Stock Ownership Plan (ESOP)	Columbia Bank Supplemental Executive Retirement Plan (SERP)	Columbia Bank Savings and Investment Plan (401(k) Plan)	Columbia Bank Savings Income Maintenance Plan	Columbia Bank Stock Based Deferral Plan	Columbia Financial, Inc. 2019 Equity Incentive Plan(a)
Noel R. Holland	—	—	—	—	8,891	20,423
Frank Czerwinski	—	—	—	—	—	20,423
Thomas J. Kemly	4,509	22,239	49,930	41,572	51,107	214,616
James M. Kuiken	—	—	—	—	—	2,211
Michael Massood, Jr.	—	—	—	—	—	20,423
Elizabeth E. Randall	—	—	—	—	3,643	20,423
Lucy Sorrentini	—	—	—	—	4,015	2,211
Daria S. Torres	—	—	—	—	3,926	—
Robert Van Dyk	—	—	—	—	—	20,423
Paul Van Ostenbridge	—	—	—	—	—	2,211
E. Thomas Allen, Jr.	4,509	9,910	31,000	1,352	5,584	92,308
Dennis E. Gibney	4,509	7,326	—	—	1,953	78,462
W. Justin Jennings	—	—	—	—	71	18,587
Geri M. Kelly	4,509	3,743	25,050	1,003	8,883	49,231
John Klimowich	4,509	4,741	17,143	3,462	3,558	61,539
Mark S. Krukar	4,509	4,186	25,529	5,416	9,789	46,154
Oliver E. Lewis, Jr.	3,411	626	—	—	1,071	21,396
Brian W. Murphy	4,509	1,585	30,000	569	2,180	25,385
Allyson Schlesinger	3,573	3,661	—	3,130	8,038	50,770

(a)
Represents shares of unvested restricted stock granted under the Company’s 2019 Equity Incentive Plan.

(2)
Includes 35,000 shares held in a revocable trust.

(3)
Includes 5,933 shares held by Mr. Kemly’s spouse and 7,755 shares held by one of Mr. Kemly’s children.

(4)
Includes 6,000 shares held by Mr. Van Dyk’s spouse and 1,000 shares held in a trust for which Mr. Van Dyk’s spouse serves as trustee.

(5)
Includes 10,000 shares held by Mr. Gibney’s spouse.

(6)
Includes 100 shares held by Mr. Murphy’s daughter.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received, and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Columbia Financial common stock during the year ended December 31, 2021.
Stock Ownership Guidelines
Our Board of Directors has adopted a Share Ownership and Retention Policy, which sets forth stock ownership guidelines that are robust and reflect current corporate governance trends. We require our executive officers and non-employee directors to own or acquire shares of Company stock having a fair market value equal to the following amounts:
Title	Amount
President and Chief Executive Officer	5x base salary
Senior Executive Vice Presidents	3x base salary
Executive Vice Presidents	3x base salary
Non-Employee Directors	3x annual fees and retainers for service on the Board of Directors
Each of these individuals must fulfill their ownership requirement within five years of becoming subject to the Share Ownership and Retention Policy, and individuals are further required to fulfill 25% and 50% of their ownership requirement within two and three years, respectively, of becoming subject to the Share Ownership and Retention Policy. In the event of a participant receiving a raise in his or her base salary or annual retainer, leading to an increase in the ownership requirement, the participant will be provided an additional one year from the time of the increase to achieve the required incremental increase in his or her ownership of shares. For purposes of determining ownership, the following shall be taken into account in computing ownership: (i) shares owned directly by the individual or his or her immediate family members residing in the same household, or shares held through a trust for the benefit of the individual or the individual’s dependent family members residing in the same household; (ii) shares owned through a qualified employee benefit plan, including the 401(k) Plan, or through the ESOP; (iii) share equivalents held in a non-qualified, deferred compensation arrangements; and (iv) 100% of restricted stock, or restricted stock units, the vesting of which is contingent on time or performance.
OTHER INFORMATION

Policies and Procedures for Approval of Related Person Transactions
We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•
the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•
the Company is, will, or may be expected to be a participant; and

•
any related person has or will have a direct or indirect material interest.

This policy excludes:
•
any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•
any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any related person has or will have a direct or indirect material interest transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:
•
whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•
the size of the transaction and the amount of consideration payable to the related person;

•
the nature of the interest of the related person;

•
whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.
Transactions with Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits loans by Columbia Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Columbia Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Columbia Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit a financial institution to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. Columbia Bank currently offers such a program to its executive officers and directors.
Pursuant to Columbia Financial’s Audit Committee Charter, the audit committee periodically reviews, no less frequently than quarterly, a summary of Columbia Financial’s transactions with directors and executive officers of Columbia Financial and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within our policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Columbia Financial’s capital and surplus (up to a maximum of  $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to Columbia Financial’s Code of Ethics and Business Conduct, all

executive officers and directors of Columbia Financial must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of Columbia Financial. Such potential conflicts of interest include but are not limited to: (1) Columbia Financial conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (2) the ownership of more than 1% of the outstanding securities or capital value of a business or where such investment represents more than 5% of the total assets of the executive officer or director and/or family members.
The aggregate amount of loans by Columbia Bank to its executive officers and directors and their affiliates was $8.9 million at December 31, 2021. As of that date, these loans were performing according to their original terms.
Shareholder Proposals and Nominations
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than January 12, 2023. If next year’s annual meeting is held on a date more than 30 calendar days from June 22, 2023, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing shareholder. A copy of the Company’s Bylaws may be obtained from the Company.
Additionally, to comply with the universal proxy rules (once effective) for our 2023 annual meeting of shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 23, 2023.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Mayra L. Rinaldi, Corporate Secretary, Columbia Financial, Inc. 19-01 Route 208 North, Fair Lawn, New Jersey 07410. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating/Corporate Governance Committee.
Notice and Accessibility of Proxy Materials
In connection with the Annual Meeting, to save significant printing and mailing expenses, the Company is furnishing its proxy statement and annual report via the Internet according to the SEC rules for “Notice and Access.” On May 12, 2022, the Company mailed the Notice to all shareholders, who had not previously elected to receive their proxy materials by mail or electronically, containing instructions on how to access this proxy statement and our annual report and how to vote online. Upon receipt of the Notice, shareholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.

To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Miscellaneous
The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
A copy of the Company’s Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were shareholders as of the close of business on the Record Date upon written request to Mayra L. Rinaldi, Corporate Secretary, Columbia Financial, Inc. 19-01 Route 208 North, Fair Lawn, New Jersey 07410.

Annex A
NON-GAAP FINANCIAL MEASURES
As discussed in the Compensation Discussion and Analysis included in this proxy statement, the Compensation Committee uses non-GAAP financial measures to evaluate the Company’s performance under the Company’s incentive compensation plans. Typically, the Compensation Committee adjusts GAAP net income, or elements of net income, for non-core performance items so that participants are compensated for the Company’s core performance and not penalized or rewarded for non-core charges or unusual gains.
Non-GAAP measures used in this proxy statement consist of the following:
•
Core Net Income.   Core income and the related measure of core return on average assets reflect net income at the Bank level less gains on securities transactions and expenses of voluntary early retirement plan plus merger-related expense, loss on extinguishment of debt and expenses of branch closure, and other items, all net of tax.

•
Core Earnings Per Share.   Core earnings per share reflects earnings per share at the consolidated Company level after giving effect to gains on securities transactions, voluntary early retirement plan expenses, merger-related expenses, loss on extinguishment of debt, and branch closure expenses, all net of tax. The calculation of core earnings per share also does not include shares of Company common stock issued to Columbia Bank MHC in connection with the Company’s acquisition of Roselle Bank and Freehold Bank in order to avoid any potential negative impact on earnings per share resulting from these transactions, which were accretive to fully converted tangible book value.

•
Core Efficiency Ratio.   The efficiency ratio is non-interest expense as a percentage of net interest income plus non-interest income. The non-GAAP efficiency ratio adjusts non-interest expense to exclude voluntary early retirement expenses, merger and acquisition expenses, loss on extinguishment of debt and branch closure expenses and adjusts non-interest income to exclude investment securities gains.

These non-GAAP financial measures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures with similar names that may be presented by other companies. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.
Bank Core ROAA (Dollars in thousands)	Year Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2021	3 Year Average
Bank Net income	$55,858	$58,027	$92,229
Less/Add: (gain) loss on securities transactions, net of tax	(2,065)	(717)	—
Add: voluntary early retirement plan, net of tax	—	2,276	—
Add: merger-related expenses, net of tax	729	1,948	202
Add: loss on extinguishment of debt, net of tax	—	880	2,074
Add: branch closure expense, net of tax	385	1,206	400
Add: write-down of MSR, net of tax	—	57	—
Add: loss on sale/disposal of assets, net of tax	—	121	10
Core net income	54,907	63,798	94,915
Average Assets	7,093,352	8,761,953	9,094,388
Return on Average Assets	0.79%	0.66%	1.01%	0.82%
Core Return on Average Assets	0.77%	0.73%	1.04%	0.85%
			Target	0.63%

A-1

Cumulative Core Earnings Per Share (Dollars in thousands)	Year Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2021	Cumulative 3 Year Period
Consolidated Net income	$54,717	$57,603	$92,049
Less: gain on securities transactions, net of tax	(2,006)	(279)	(1,481)
Add: voluntary early retirement plan	—	2,255	—
Add: merger-related expenses, net of tax	2,162	1,500	974
Add: loss on extinguishment of debt, net of tax	—	879	2,079
Add: branch closure expense, net of tax	—	1,075	410
Core net income	54,873	63,033	94,031
Weighted average shares -basic	111,101,246	109,755,924	104,156,112
Roselle Entities – April 1, 2020	—	(3,575,787)	(4,759,048)
Freehold Entities – December 1, 2021	—	—	(220,058)
Weighted average shares (w/o Roselle & Freehold)	111,101,246	106,180,137	99,177,006
Core EPS (ex- RSI and Freehold shares)	$0.49	$0.59	$0.95	$2.03
			Target	$1.43
Bank Core Efficiency Ratio (Dollars in thousands)	For the Year Ended December 31, 2021
Net interest income	$222,463
Non-interest income	40,907
Total Income	$263,370
Non-interest expense	$146,909
Efficiency Ratio	55.8%
Non-interest Income	$40,907
Less: Gain on Sale of Securities	(2,081)
Less: Gain on Swaps	(115)
Add: Loss on sale/disposal of assets	(355)
Core Non-interest Income	38,356
Net interest income	222,463
Core Income	$260,819
Non-interest expense	$146,909
Less: Loss on Fair Value of Securities	(1,758)
Less: Merger Expenses	(277)
Less: Loss on Sale of Securities	(439)
Less: Loss on Assets Held for Sale	(175)
Less: Prepayment of Debt	(2,842)
Less: Branch Closing	(548)
Less: Loss on sale/disposal of assets	(194)
Core Non-interest expense	$140,676
Core Efficiency Ratio	53.9%

A-2

Columbia Financial, Inc.

COLUMBIA FINANCIAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

DETACH AND RETURN THIS PORTION ONLY

COLUMBIA FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following.

	For All	Withhold All	For All Except
1. Election of Directors (Three-Year Terms)	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas J. Kemly
02) James M. Kuiken
03) Paul Van Ostenbridge

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

COLUMBIA FINANCIAL, INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 21, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 17, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CLBK2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 21, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 17, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D86322-P73805 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D86323-P73805COLUMBIA FINANCIAL, INC.Annual Meeting of Shareholders June 22, 2022 10:00 AMThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Mayra L. Rinaldi and Dennis E. Gibney, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COLUMBIA FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, local time on June 22, 2022, exclusively via live webcast at www.virtualshareholdermeeting.com/CLBK2022, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side